UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NACCO INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

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5875 LANDERBROOK DRIVE; SUITE 220
CLEVELAND, OHIO 44124-4069
NOTICE OF ANNUAL MEETING
The Annual Meeting of stockholders (the "Annual Meeting") of NACCO Industries, Inc. (the "Company") will be held on Monday, May 9, 2016 at 2:30 p.m., at 5875 Landerbrook Drive, Cleveland, Ohio, for the following purposes:

1.	To elect nine directors, each for a term of one year;

2.	To approve The North American Coal Corporation Long-Term Incentive Compensation Plan (Effective
January 1, 2016);

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016; and

4.	To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on March 14, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The 2016 proxy statement and proxy card are being mailed to stockholders commencing on or about March 22, 2016.

John D. Neumann
Secretary
March 22, 2016

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by telephone (1-800-652-8683) or over the Internet (www.investorvote.com/NC) or by completing and mailing the enclosed form of proxy. If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy or vote once via the Internet or telephone. A self-addressed envelope is enclosed and no postage is required if mailed in the United States. If you wish to attend the meeting and vote in person, you may do so.
The Company's Annual Report for the year ended December 31, 2015 is being mailed to stockholders with the 2016 Proxy Statement. The 2015 Annual Report contains financial and other information about the Company, but is not incorporated into the 2016 Proxy Statement and is not considered part of the proxy soliciting material. You should also note that other information contained on or accessible through our website other than this Proxy Statement is not incorporated by reference into this Proxy Statement and you should not consider that information to be part of this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders To Be Held on May 9, 2016: The 2016 Proxy Statement and 2015 Annual Report are available, free of charge, at http://www.nacco.com by clicking on the “2016 Annual Meeting Materials” link.

5875 LANDERBROOK DRIVE; SUITE 220
CLEVELAND, OHIO 44124-4069
PROXY STATEMENT — MARCH 22, 2016
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of NACCO Industries, Inc., a Delaware corporation (the "Company" or "NACCO"), of proxies to be used at the annual meeting of our stockholders to be held on May 9, 2016 (the "Annual Meeting"). This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about March 22, 2016.
If the enclosed form of proxy is executed, dated and returned or if you vote electronically, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted as follows:

•	for the election of each director nominee;

•	for the approval of the incentive compensation plan recommended by our Board of Directors;

•	for the ratification of the appointment of Ernst & Young LLP ("EY") as our independent registered public accounting firm for 2016; and

•	as recommended by our Board of Directors with regard to any other matters or, if no recommendation is given, in the proxy holders' own discretion.
The proxies may be revoked at any time prior to their exercise by giving notice to us in writing or by executing and delivering a later dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.
Stockholders of record at the close of business on March 14, 2016 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 5,303,607 outstanding shares of Class A Common Stock, par value $1.00 per share ("Class A Common") entitled to vote at the Annual Meeting and 1,571,552 outstanding shares of Class B Common Stock, par value $1.00 per share ("Class B Common") entitled to vote at the Annual Meeting. Each share of Class A Common is entitled to one vote for a nominee for each of the nine directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting. Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting.
At the Annual Meeting, in accordance with Delaware law and our Amended and Restated Bylaws ("Bylaws"), the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by Delaware law and our Bylaws, the holders of a majority of the outstanding voting power of all classes of our stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting. The inspectors will also treat proxies held in “street name” by brokers that are voted on at least one, but not all, of the proposals to come before the Annual Meeting (the "broker non-votes") as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting.
Proposal one is to elect nine directors, each for a term of one year. Our Bylaws provide that our directors are elected by a plurality vote. Shares for which authority is withheld to vote for director nominees and broker non-votes will have no effect on the election of directors except to the extent the failure to vote for a director nominee results in another nominee receiving a larger number of votes. In accordance with Delaware law and our Bylaws, the nine director nominees receiving the greatest number of votes will be elected directors.
Proposal two is to approve The North American Coal Corporation Long-Term Incentive Compensation Plan (the "Successor NA Coal Long-Term Plan") for purposes of Section 162(m) of the Internal Revenue Code ("Code Section 162(m)"). For purposes of Code Section 162(m), (i) the affirmative vote of a majority of the votes cast is required to approve proposal two and (ii) abstentions and broker non-votes will not be treated as votes cast, so abstentions and broker non-votes will not affect the outcome of proposal two.

In accordance with our Bylaws, the affirmative vote of the holders of a majority of the voting power of our stock that is present in person or represented by proxy and that is actually voted is required to approve all other proposals that are brought before the Annual Meeting, including proposal three to ratify the appointment of EY as our independent registered public accounting firm for 2016. As a result, abstentions will not be counted for purposes of proposal three. Because the ratification of the appointment of the independent auditor is considered a "routine" matter under New York Stock Exchange ("NYSE") rules, there will be no broker non-votes with respect to proposal three. Abstentions and broker non-votes in respect of any other proposal will not be counted for purposes of determining whether a proposal has received the required approval by our stockholders.
In accordance with Delaware law and our Bylaws, we may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date(s), without changing the record date. If we were to determine that an adjournment was desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

CORPORATE GOVERNANCE INFORMATION

About NACCO

NACCO is a holding company with the following principal businesses - mining, small appliances and specialty retail:

•
The North American Coal Corporation: Our wholly owned subsidiary, The North American Coal Corporation and its affiliated companies (collectively, "NA Coal") mine coal primarily for use in power generation and provide selected value-added mining services for other natural resources companies.

•
Hamilton Beach Brands, Inc.: Our wholly owned subsidiary, Hamilton Beach Brands, Inc. ("HBB"), is a leading designer, marketer and distributer of small electric household and specialty housewares appliances, as well as commercial products for restaurants, bars and hotels.

•
The Kitchen Collection, LLC: Our wholly owned subsidiary, The Kitchen Collection, LLC ("KC"), is a national specialty retailer of kitchenware in outlet and traditional malls throughout the United States.

Code of Conduct

We have adopted a Code of Corporate Conduct, which applies to all of our directors and employees and is designed to provide guidance on how to act legally and ethically while performing work for NACCO. We have also adopted Corporate Governance Guidelines, which provide a framework for the conduct of our Board of Directors. The Code of Corporate Conduct, the Corporate Governance Guidelines and the Independence Standards for Directors, as well as the charters of the committees of our Board of Directors, are available free of charge on our website at http://www.nacco.com, under the heading “Corporate Governance.”

All of our directors and senior management employees annually complete certifications with respect to their compliance with our Code of Corporate Conduct.

Board Composition
Our Board of Directors currently consists of nine directors. Directors are elected at each annual meeting to serve for a one-year term and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal. If a nominee is unavailable for election at the time of the Annual Meeting, an eventuality that the Board has no reason to believe will occur, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. Biographical information and qualifications of our directors are included under "Proposal 1 - Election of Directors" beginning on page 43.

Board Leadership Structure and Risk Management

Through our holding company structure, we operate a diverse group of businesses in three principal industries: mining, small appliances and specialty retail. Due to the diversity of our businesses, including their products, customers, operations, geographical scope, risks and structure, the Board of Directors believes that Alfred M. Rankin, Jr., our Chief Executive Officer (the "CEO"), is the most appropriate person to serve as our Chairman because he possesses in-depth knowledge of the issues, opportunities and challenges facing each of our principal businesses. Because of this knowledge and insight, the Board of Directors believes that Mr. Rankin is in the best position to identify effectively strategic opportunities and priorities and to lead the discussion for the execution of the Company's strategies and achievement of its objectives. As Chairman, our CEO is able to:

•	focus our Board of Directors on the most significant strategic goals and risks of our businesses;

•	utilize the individual qualifications, skills and experience of the other members of the Board of Directors to maximize their contributions to our Board of Directors;

•	ensure that each other member of our Board of Directors has sufficient knowledge and understanding of our businesses to enable such other member to make informed judgments;

•	provide a seamless flow of information from our subsidiaries to our Board of Directors;

•	facilitate the flow of information between our Board of Directors and our management; and

•	provide the perspective of a long-term stockholder.
This board leadership structure also enhances the effectiveness of the boards of directors of our subsidiaries, which have parallel structures and provide oversight at the strategic and operational business unit level. Each director who serves on our Board of Directors is also a member of each subsidiary's board of directors, which integrates our Board of Directors with the boards of our subsidiaries. Our CEO serves as the Chairman of each subsidiary's board of directors, which provides a common and consistent presence that enables these subsidiary boards of directors to function effectively and efficiently. The CEO's role as Chairman of the subsidiary boards also allows him to exercise effective oversight, including risk oversight, on an independent and informed basis. The Board of Directors believes that the combined role of Chairman and CEO promotes strategic development and execution at each of the subsidiaries, which is essential to effective governance. We do not assign a lead independent director, but the Chairman of our Compensation Committee presides at the regularly scheduled meetings of non-management directors.
The Board of Directors oversees our risk management. The full Board of Directors regularly reviews information provided by management in order for our Board of Directors to oversee our risk identification, risk management and risk mitigation strategies. Our board committees assist the full Board of Directors' oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, our Compensation Committee oversees risks related to our compensation policies, our Audit Review Committee oversees financial reporting and control risks, our Finance Committee oversees financing and financial risk management strategies and our Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board of Directors and potential conflicts of interest. Each committee reports on their discussions of the applicable relevant risks to the full Board of Directors during the Board of Directors meetings. The full Board of Directors incorporates the insight provided by these reports into its overall risk management analysis.

Directors' Meetings and Committees

Our Board of Directors held ten meetings in 2015. All of our directors attended more than seventy five percent (75%) of the meetings held by our Board of Directors and by the committees on which they served. We hold a regularly scheduled meeting of our Board of Directors in conjunction with our annual meeting of stockholders. Directors are expected to attend the annual meeting of stockholders absent an appropriate excuse. All of our directors attended our 2015 annual meeting of stockholders in person or by electronic means.
Our Board of Directors has an Audit Review Committee, a Compensation Committee, a Nominating and Corporate Governance ("NCG") Committee, a Finance Committee and an Executive Committee. The current members of each committee are shown below:

Director	Audit Review	Compensation	NCG	Finance	Executive
Scott S. Cowen	X			Chair	X
John P. Jumper	X	X	Chair		X
Dennis W. LaBarre			X	X	X
Richard de J. Osborne (1)	Chair	X	X		X
Alfred M. Rankin, Jr.				X	Chair
James A. Ratner (1)	X	Chair		X
Britton T. Taplin				X
David F. Taplin			X
David B.H. Williams				X
(1) Mr. Osborne was chair of the Compensation Committee from January 1, 2015 through May 13, 2015. Mr. Ratner became chair of the Compensation Committee effective May 14, 2015.

Audit Review Committee. The Audit Review Committee held eight meetings in 2015. The Audit Review Committee has the responsibilities set forth in its charter with respect to:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the adequacy of our internal controls;

•	our policies to monitor and control our major financial risk exposures;

•	the qualifications, independence, selection, compensation and retention of our independent registered public accounting firm;

•	the performance of our internal audit department and independent registered public accounting firm;

•	assisting our Board of Directors and us in interpreting and applying our Corporate Compliance Program and other issues related to corporate and employee ethics; and

•	preparing the Annual Report of the Audit Review Committee to be included in our Proxy Statement.
Our Board of Directors has determined that Mr. Osborne, the Chairman of the Audit Review Committee, qualifies as an audit committee financial expert as defined in rules issued by the U.S. Securities and Exchange Commission ("SEC"). The Board of Directors has determined that Mr. Osborne and each member of the Audit Review Committee are independent, as defined by the SEC and described in the listing standards of the NYSE. Our Board of Directors believes that, in keeping with our high standards, all members of the Audit Review Committee should have a high level of financial knowledge, and has determined that each member of the Audit Review Committee is financially literate as described in the NYSE listing standards. No member of the Audit Review Committee serves individually on more than three public company audit committees.
Compensation Committee. The Compensation Committee held five meetings in 2015. The Compensation Committee has the responsibilities set forth in its charter with respect to the administration of our policies for compensating our employees, including our executive officers and directors. Among other things, the Compensation Committee's responsibilities include:

•	the review and approval of corporate goals and objectives relevant to compensation;

•	the evaluation of the performance of the CEO, other executive officers and senior managers in light of these goals and objectives;

•	the determination and approval of CEO, other executive officer and senior manager compensation levels;

•	the consideration of whether the risks arising from our employee compensation policies are reasonably likely to have a material adverse effect on us;

•
the making of recommendations to our Board of Directors, where appropriate or required, and the taking of other actions with respect to all other compensation matters, including incentive plans and equity-based plans;

•	the periodic review of the compensation of our Board of Directors; and

•	the review and approval of the Compensation Discussion and Analysis and the preparation of the annual Compensation Committee Report to be included in our Proxy Statement.
The Compensation Committee may, in its discretion, delegate duties and responsibilities to one or more subcommittees or, in appropriate cases, to our senior managers. The Compensation Committee retains and receives assistance in the performance of its responsibilities from an internationally recognized compensation consulting firm, discussed under "Compensation Consultants”on page 11. The Board of Directors has determined that each member of the Compensation Committee is independent, as defined in the SEC rules and the NYSE listing standards.
Nominating and Corporate Governance Committee. The NCG Committee held three meetings in 2015. The NCG Committee has the responsibilities set forth in its charter. Among other things, the NCG Committee's responsibilities include:

•	the review and making of recommendations to our Board of Directors of the criteria for membership on our Board of Directors;

•	the review and making of recommendations to our Board of Directors of the optimum number and qualifications of directors believed to be desirable;

•	the establishment and monitoring of a system to receive suggestions for nominees to directorships of the Company;

•	the identification and making of recommendations to our Board of Directors of specific candidates for membership on our Board of Directors; and

•	oversight of an annual review of our Board of Directors.
The NCG Committee will consider director candidates recommended by our stockholders. See “Procedures for Submission and Consideration of Director Candidates” on page 45. The NCG Committee is also responsible for reviewing and recommending changes to our Certificate of Incorporation, Bylaws, Code of Conduct and Corporate Governance Guidelines, as appropriate; overseeing evaluations of the Board of Directors' effectiveness; and annually reporting to the Board of Directors the NCG Committee's assessment of our Board of Directors' performance. The Board of Directors has determined that each member of the NCG Committee is independent, as defined in the NYSE listing standards. The NCG Committee may consult with members of the Taplin and Rankin families, including Alfred M. Rankin, Jr., regarding the composition of our Board of Directors.
Finance Committee. The Finance Committee held five meetings in 2015. The Finance Committee reviews our financing and financial risk management strategies and those of our principal subsidiaries and makes recommendations to our Board of Directors on matters concerning finance.
Executive Committee. The Executive Committee did not hold any meetings in 2015. The Executive Committee may exercise all of the powers of our Board of Directors over the management and control of our business during the intervals between meetings of our Board of Directors.
In accordance with NYSE rules, our non-management directors are scheduled to meet in executive session, without management, once a year. The Chairman of the Compensation Committee presides at such meetings. Additional meetings of the non-management directors may be scheduled when the non-management directors believe such meetings are desirable. The determination of which director should preside at any such additional meetings will be made based on the subject matter to be discussed at each such meeting. A meeting of the non-management directors was held on February 11, 2016. Only independent directors attended the meeting.

Directors' Independence

Our Board of Directors has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families and their voting history, we have the characteristics of, and may be, a “controlled company,” as defined in Section 303A of the NYSE listing standards. While our Board of Directors has determined that we could be characterized as a “controlled company,” it has elected not to make use at the present time of any of the exceptions to the NYSE listing standards that are available to controlled companies. Accordingly, at least a majority of the members of our Board of Directors is independent, as described in the NYSE listing standards, and our Compensation Committee, Audit Review Committee and NCG Committee are composed entirely of independent directors. In making a determination as to the independence of our directors, our Board of Directors considered Section 303A of the NYSE listing standards and broadly considered the materiality of each director's relationship with us. Based on the foregoing criteria, our Board of Directors has determined that the following current directors are independent as described in the NYSE listing standards:

Scott S. Cowen	James A. Ratner
John P. Jumper	Britton T. Taplin
Dennis W. LaBarre	David F. Taplin
Richard de J. Osborne

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves or has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served as a member of our Compensation Committee.

Review and Approval of Related Person Transactions

J.C. Butler, Jr., one of our executive officers, and David B.H. Williams, one of our Directors, are the sons-in-law of Alfred M. Rankin, Jr., our CEO. In 2015, Mr. Butler received $1,550,845 in total compensation from us (as shown on the Summary Compensation Table on page 35) and Mr. Williams received $161,717 in total compensation from us (as shown on the Director Compensation Table on page 46).
The Audit Review Committee reviews all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our legal department is primarily responsible for the processes and controls to obtain information from the directors and executive officers with respect to related person transactions in order to enable the Audit Review Committee to determine whether we or a related person has a direct or indirect material interest in the transaction. In the course of its review, the Audit Review Committee considers:

•	the nature of the related person's interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person and to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the Audit Review Committee deems appropriate.
Based on this review, the Audit Review Committee will determine whether to approve or ratify any transaction that is directly or indirectly material to us or a related person. Any member of the Audit Review Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Review Committee that considers the transaction.

Leadership Development and Succession Planning

Developing leaders who will successfully lead our Company into the future is one of our Board of Director's most crucial functions. Annually, our Board formally reviews and discusses management development and succession plans for the CEO of the Company and each of his direct reports, as well as the CEOs of each subsidiary and each of their direct reports. With the assistance of the CEOs, the Board also assesses the leadership potential of other individual senior executives throughout the Company. Succession planning and leadership development are top priorities of the Board and senior management.

Hedging and Speculative Trading Policies and Limited Trading Windows

The Company prohibits officers and directors from purchasing financial instruments, including pre-paid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that are designed or have the effect of hedging or offsetting any change in the market value of equity securities granted to the officer or director by the Company as part of his or her compensation or held, directly or indirectly, by the officer or director. However, the Company does not prohibit its employees who are not officers from engaging in such transactions.

As noted elsewhere in this Proxy Statement, restricted shares of Class A Common that are issued to directors and executive officers of the Company for compensatory purposes are generally subject to transfer restrictions for a period of ten years from the grant date and, during that time period, the restricted shares may not be transferred, hedged or pledged. The Company does not have a policy preventing employees, including officers, or directors from pledging shares of non-restricted Class A Common or Class B Common.
Finally, directors and officers may only transact in NACCO securities during approved trading windows after satisfying mandatory clearance requirements.

Communications With Directors

Our stockholders and other interested parties may communicate with our Board of Directors as a group, with the non-management directors as a group, or with any individual director by sending written communications to NACCO Industries, Inc., 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. All other communications will be provided to the individual director(s) or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors. However, any communications that are considered improper for submission will not be provided to the directors. Examples of communications that would be considered improper include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our business, or communications that relate to improper or irrelevant topics.

Audit Matters

Pre-Approval Policies and Procedures
Under our pre-approval policies and procedures, only audit, audit-related services and limited tax services will be performed by Ernst & Young LLP ("EY"), our principal independent registered public accounting firm. All such services must be pre-approved by our Audit Review Committee. For 2015, the Audit Review Committee authorized us to engage EY for specific audit, audit-related and tax services up to specified fee levels. The Audit Review Committee has delegated to the Chairman of the Audit Review Committee together with one other Audit Review Committee member the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. We provide a summary of authorities and commitments at each general meeting of the Audit Review Committee. The Audit Review Committee has determined that the provision of non-audit services to us by EY may be generally incompatible with maintaining its independence. As a result, we have adopted policies limiting the services provided by our independent registered public accounting firm that are not audit or audit-related services.
Fee Information
Fees for professional services provided by our auditors included the following (in millions):

	2015	2014
Audit Fees (1)	$2.9	$2.9
Audit-Related Fees (2)	$0.1	$0.1
Tax Fees (3)	$0	$0
All Other Fees (4)	$0	$0
Total	$3.0	$3.0

(1) "Audit Fees" principally include services rendered by EY for the audit of our annual financial statements and internal controls; the reviews of the interim financial statements included in our Forms 10-Q and services provided in connection with statutory audits and regulatory filings with the SEC.
(2) "Audit-Related Fees" include assurance and related services rendered by EY for accounting advisory matters and audits of certain employee benefit plans.
(3) "Tax fees" are for tax compliance related services and were de minimis in 2015 and 2014.

(4) No other services were performed by EY for us during the last two fiscal years.
Report of the Audit Review Committee
The Audit Review Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Review Committee is comprised solely of independent directors as defined by the SEC and described in the listing standards of the NYSE. The Audit Review Committee's responsibilities are listed on page 5 and the Audit Review Committee's charter is available at www.nacco.com. In fulfilling its oversight responsibilities, the Audit Review Committee reviewed and discussed the audited financial statements contained in our Annual Report with Company management.

The Audit Review Committee reviewed with EY, our independent auditor, which is responsible for expressing an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Review Committee by the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the SEC, and other applicable regulations. In addition, the Audit Review Committee has discussed with EY the firm’s independence from Company management and the Company, including the matters in the letter from EY required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with EY's independence. The Audit Review Committee also reviewed and discussed together with management and EY the Company’s audited financial statements for the year ended December 31, 2015, and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and EY's audit of internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Review Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed by the Company with the SEC.

RICHARD DE J. OSBORNE, Chairman

SCOTT S. COWEN	JOHN P. JUMPER JAMES A. RATNER

EXECUTIVE COMPENSATION INFORMATION
The material elements of our 2015 compensation objectives and policies as they relate to the Named Executive Officers (the "NEOs") listed in the Summary Compensation Table on page 35, are described below. This discussion and analysis should be read in conjunction with all accompanying tables, footnotes and text in the Proxy Statement.

Summary of our Executive Compensation Program

Our executive compensation program strongly ties the compensation of our NEOs to our short-term and long-term business objectives and to stockholder interests. Key elements of compensation include base salary, annual incentive compensation, long-term incentive compensation and defined contribution retirement benefits.

At our 2014 annual meeting of stockholders, NACCO again received strong support for our compensation program with over 99% of the votes cast approving our advisory vote on executive compensation. The Compensation Committee believes that this overwhelming support reinforces the philosophy and objectives of our executive compensation program.

We pay for performance. We align our executive compensation with corporate performance on both a short-term and a long-term basis. In 2015, over 78% of Mr. Rankin's target compensation and, as a group, over 64% of the NEOs' target compensation was incentive-based and "at risk" based on Company performance. (See table on page 13.) In addition, the long-term awards for Messrs. Rankin and Butler and Ms. Loveman are paid in the form of restricted shares of Class A Common which, as described in more detail on page 24, are generally subject to transfer restrictions for a period of ten years. The value of these restricted stock awards continues to be at risk based on future Company performance and continues to align the interests of these NEOs with those of our stockholders.
Other key features of our executive compensation program include:

What We Do	What We Do Not Do
Equity compensation awards for directors and NACCO employees generally must be held for ten years - Stock awards cannot be pledged, hedged or transferred during this time	We do not provide our NEOs with employment or severance agreements or individual change in control agreements
We provide limited change in control protections for all employees that (i) accelerate the time of payment of previously vested incentive benefits and non-qualified retirement benefits and (ii) provide for pro-rata target incentive payments for the year of the change in control
We do not provide any tax gross ups except for certain relocation expenses (none were paid to the NEOs) and in two non-qualified retirement plans that were frozen in 2007
We provide a modest level of perquisites, the majority of which are paid in cash, that are determined based on market reasonableness	We do not provide any minimum or guaranteed bonuses
We use an independent compensation consultant who does not perform any other work for the Company	Based on our annual risk assessment, the risks arising from our compensation programs are not reasonably likely to have a material adverse effect on us
We set our target compensation at the 50th percentile of our chosen benchmark and deliver compensation above or below this level based on performance	We do not take into account our long-term awards when determining our retirement benefits
We do not have any active defined benefit plans and never gave our NEOs credit for time not worked under our frozen pension plans

Compensation Discussion and Analysis

Executive Compensation Governance
The Compensation Committee of our Board of Directors and the Compensation Committees of our subsidiary boards of directors, which we refer to collectively as the Compensation Committee unless the context requires otherwise, establish and oversee the administration of our policies for compensating our employees, including our NEOs. Each Compensation Committee consists solely of independent directors. The Compensation Committee's responsibilities are listed on page 5.
Named Executive Officers for 2015
The NEOs for 2015 are listed below:

Name and Title	Employer
Alfred M. Rankin, Jr. (1) - Chairman, President and CEO of NACCO and Chairman of HBB, NA Coal and KC	NACCO
Elizabeth I. Loveman - Vice President, Controller and Principal Financial Officer of NACCO	NACCO
Gregory H. Trepp (1) - President and CEO of HBB and CEO of KC	HBB
J.C. Butler, Jr. (1)(2) - Senior Vice President-Finance, Treasurer and Chief Administrative Officer of NACCO and President and CEO of NA Coal	NACCO
Robert L. Benson (3) - Former Vice-Chairman and President and CEO of NA Coal	Formerly employed by NA Coal
R. Scott Tidey - Senior Vice President North American Sales & Marketing of HBB	HBB

(1)	Although Messrs. Rankin, Trepp and Butler serve as officers of multiple companies, they were compensated solely by their designated employer.
(2) Mr. Butler, who formerly served as the Senior Vice President - Project Development & Administration and Mississippi Operations of NA Coal, became President and CEO of NA Coal effective July 1, 2015.
(3) Mr. Benson retired as an active employee of NA Coal effective June 30, 2015 and entered into a consulting agreement as the Vice-Chairman of the Board of Directors of NA Coal for the period from July 1, 2015 through December 31, 2015, as further described in "Post-Retirement Consulting Agreement with Mr. Benson" beginning on page 31.

Compensation Consultants
The Compensation Committee receives assistance and advice from the Hay Group, an internationally-recognized compensation consulting firm. The Hay Group is engaged by and reports to the Compensation Committee and also provides advice and discusses compensation issues directly with management. Effective December 1, 2015, the Hay Group was acquired by Korn Ferry, a publicly traded global people and organizational advisory firm.
The Korn Ferry Hay Group (the "Hay Group") makes recommendations regarding substantially all aspects of compensation for our directors and senior management employees, including the NEOs. For 2015, the Hay Group was engaged to make recommendations regarding:

•	Director compensation levels;

•	2015 salary midpoints, incentive compensation targets (calculated as a percentage of salary midpoint) and target total compensation for senior management positions;

•	2015 salary midpoints and/or range movement for all other employee positions; and

•	mid-year Hay point levels, salary midpoints and incentive targets for all new senior management positions and/or changes to current senior management positions.
All Hay point recommendations are determined by the Hay Group through the consistent application of the Hay point methodology, which is a proprietary method that takes into account the know-how, problem solving and accountability requirements of the position.

Representatives of the Hay Group attended one of the Compensation Committee meetings in 2015 and, during that meeting, consulted with the Compensation Committee in executive session without management present. The Hay Group did not provide any other services to us or the Compensation Committee in 2015. The Compensation Committee considered and assessed all relevant factors including the six factors set forth in Rule 10c-1(b)(4)(i)-(vi) under the Securities Exchange Act of 1934 (the "Exchange Act") that could give rise to a potential conflict of interest with respect to the Hay Group. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by the Hay Group.
Hay Group's All Industrials Survey - Salary Midpoint
As a starting point for setting target total compensation, the Compensation Committee directed the Hay Group to use its proprietary survey of a broad group of domestic industrial organizations ranging in size from under $150 million to over $5 billion in annual revenues (the "All Industrials survey"). For 2015, participants in the All Industrials survey included 338 parent organizations and 440 independent operating units that satisfied the Hay Group's quality assurance controls and represented almost all segments of industry, including light and heavy manufacturing, consumer products and mining.
The Compensation Committee chose this survey as its benchmark for the following reasons:

•
It provides relevant information regarding the compensation paid to employees, including senior management employees, with similar skill sets used in our industries and represents the talent pool from which we recruit.

•	The use of a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any one industry that could otherwise skew the survey results in any particular year.

•	Due to our holding group structure, this survey provides internal consistency in compensation among all of our subsidiaries, regardless of industry.

•	It provides a competitive framework for recruiting employees from outside our industries.
Using its proprietary Hay point methodology, the Hay Group compares positions of similar scope and complexity with the data contained in the All Industrials survey. The Compensation Committee directs the Hay Group to derive a median salary level for each Hay point level targeted at the 50th percentile of the All Industrials survey (the "salary midpoint"). The Compensation Committee sets target compensation levels at (or slightly below) the salary midpoint determined by the Hay Group because it believes that the use of salary midpoints (i) ensures our compensation program provides sufficient compensation to attract and retain talented executives and (ii) maintains internal pay equity, without overcompensating our employees.
Because salary midpoints are based on each Hay point level, all of the employees at a particular Hay point level at a particular company generally have the same salary midpoint. The salary midpoint provided by the Hay Group is then used to calculate the total target compensation of all senior management employees, including the NEOs.
Compensation Policy and Methodology - Total Target Compensation
The guiding principle of our compensation program is the maintenance of a strong link between an employee's compensation, individual performance and the performance of the Company or the subsidiary for which the employee has responsibility. The primary objectives of our compensation program are to:

•	attract, retain and motivate talented management;

•	reward management with competitive compensation for achievement of specific corporate and individual goals;

•	make management long-term stakeholders in the Company;

•	ensure that management's interests are closely aligned with those of our stockholders; and

•	maintain consistency in compensation among all of the Company's subsidiaries.
The Compensation Committee establishes a comprehensively defined “target total compensation” amount for each senior management employee following rigorous evaluation standards to ensure internal equity. In this process, the Compensation Committee reviews “tally sheets” for the NEOs and other senior management employees that list each employee's title, Hay points and the following information for the current year, as well as that being proposed for the subsequent year:

•	Salary midpoint, as determined by the Hay Group from the All Industrials survey.

•	Cash in lieu of perquisites (if applicable).

•
Short-term incentive target dollar amount (determined by multiplying the salary midpoint by a specified percentage of that midpoint, as determined by the Compensation Committee, with advice from the Hay Group, for each salary grade).

•	Long-term incentive target dollar amount (determined in the same manner as the short-term incentive target).

•	Target total compensation which is the sum of the foregoing amounts.

•	Base salary.

In November 2014, the Compensation Committee reviewed the tally sheets for each of our NEOs to decide whether it should make changes to the 2015 compensation program. The Compensation Committee determined that the overall program continued to be consistent with our compensation objectives and did not make any material changes for 2015.
The design of our compensation program provides employees with the opportunity to earn superior compensation for outstanding results. Base salaries are set at levels appropriate to allow our incentive plans to serve as significant motivating factors. Because our program provides significantly reduced compensation for results that do not meet or exceed the established performance targets for the year, it encourages NEOs to earn incentive pay greater than 100% of target over time by delivering outstanding managerial performance.
The Compensation Committee views the various components of compensation as related but distinct. While the Compensation Committee determines the salary midpoint based on the information provided from the All Industrials survey, it generally sets base salary levels between 80% and 120% of salary midpoint (up to 130% for Mr. Rankin). The Compensation Committee also obtains the total target incentive compensation amounts from the All Industrials survey but determines the mix of short-term and long-term incentives in its discretion, based on its decision regarding how best to motivate our employees.
The following table sets forth target total compensation for the NEOs, as recommended by the Hay Group and approved by the Compensation Committee for 2015:

Named Executive Officer	(A) Salary Midpoint ($)	(%)	(B) Cash in Lieu of Perquisites ($)(1)	(%)	(C) Short-Term Plan Target ($)	(%)	(D) Long-Term Plan Target ($)	(%)	(A)+(B)+(C)+(D) Target Total Compensation ($)
Alfred M. Rankin, Jr. (2)(3)	$629,930	20%	$28,000	1%	$629,930	20%	$1,811,049	59%	$3,098,909
Elizabeth I. Loveman (3)	$232,200	56%	$8,000	2%	$81,270	20%	$93,461	22%	$414,931
Gregory H. Trepp	$637,200	33%	$34,992	2%	$446,040	23%	$828,360	42%	$1,946,592
J.C. Butler, Jr. (3)(4)	$637,200	55%	$35,000	3%	$189,500	16%	$305,095	26%	$1,166,795
Robert L. Benson (5)	$605,000	33%	$35,000	2%	$423,500	23%	$786,500	42%	$1,850,000
R. Scott Tidey	$379,000	45%	$19,992	2%	$189,500	22%	$265,300	31%	$853,792

(1)
In addition to providing limited perquisites to a limited number of employees in unique circumstances, senior management employees are paid a fixed dollar amount of cash in lieu of perquisites. The dollar amounts provided to the NEOs in 2015 were approved by the Compensation Committee based on an updated analysis performed by the Hay Group in 2014 and will remain in effect through 2017. Based on this analysis, the Compensation Committee set a defined perquisite allowance for each senior management employee, based on Hay point levels. These amounts are paid in cash ratably throughout the year. This approach satisfies our objective of providing competitive total compensation to our NEOs while recognizing that perquisites are largely just another form of compensation.

(2)
In addition to serving as the Chairman, President, and CEO of the Company, Mr. Rankin also served in 2015 as the Chairman, President, and CEO of Hyster-Yale Materials Handling, Inc. ("Hyster-Yale"). Hyster-Yale is a former subsidiary of the Company that was spun-off to our stockholders in September 2012 (the "Spin-Off"). From September 2012 through December 2014, the Compensation Committee benchmarked Mr. Rankin’s compensation against that of the Hay-recommended aggregate compensation targets for a hypothetical CEO of a “composite NACCO/Hyster-Yale” company. The Compensation Committee determined that the post-spin transition period ended on December 31, 2014. As a result, the Compensation Committee directed the Hay Group to use the 50th percentile of the All Industrials survey to reevaluate the position of a stand-alone Chairman, President and CEO of NACCO and its current subsidiaries, each of which has a full-time CEO that is devoted solely to the activities of that business, effective January 1, 2015. While the Compensation Committee agreed that the Hay-recommended amounts are appropriate for the position of a stand-alone Chairman, President and CEO of NACCO, it decided that it was appropriate to reduce these amounts to reflect the fact that Mr. Rankin continued to provide services to both NACCO and Hyster-Yale in 2015. After considering several alternative reduction methods, in order to provide for compensation reflective of the value of Mr. Rankin's services to us, the Compensation Committee decided to apply a 30% reduction factor to the Hay-recommended 2015 salary midpoint. As a result, the Compensation Committee set Mr. Rankin's target total compensation for 2015 as follows:

2015 Mr. Rankin Target Compensation	(A) Salary Midpoint	(B) Cash in Lieu of Perquisites	(C) Short-Term Plan Target (100%)	(D) Long-Term Plan Target (287.5%)	(A)+(B)+(C)+(D) Target Total Compensation
Hay-Recommended Amounts	$899,900	$40,000	$899,900	$2,587,213	$4,427,013
Adjusted Amounts Determined by Compensation Committee (30% reduction - as reflected on above-table)	$629,930	$28,000	$629,930	$1,811,049	$3,098,909

(3)
The amounts shown include a 15% increase from the Hay-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the NACCO Long-Term Equity Plan awards. See “NACCO Long-Term Equity Plan" beginning on page 26.

(4)
Mr. Butler was promoted to President and Chief Executive Officer of NA Coal effective July 1, 2015 and his salary midpoint and perquisite allowance were increased on that date as a result of his promotion. The salary midpoint and cash in lieu of perquisite amounts shown above reflect the annualized post-promotion amounts. His pre-promotion salary midpoint and perquisite allowance were $379,000 and $20,000, respectively. However, the Short-Term Plan and Long-Term Plan target amounts reflect the pre-promotion amounts, as required due to Code Section 162(m) restrictions. The amounts he actually received for 2015 are shown on the Summary Compensation Table on page 35.

(5)
Mr. Benson retired as an active employee from NA Coal effective June 30, 2015. All amounts shown on the above table are the annualized amounts for the entire year, although he only received 1/2 of those amounts as a result of his mid-year retirement, as shown on the Summary Compensation Table on page 35.

Target total compensation is supplemented by health and welfare benefits and retirement benefits, which consist of both (i) qualified defined contribution plans and (ii) nonqualified defined contribution plans (the "Excess Plans"). Certain NEOs and other employees are also entitled to various frozen retirement benefits. In addition, the Compensation Committee may award discretionary cash and equity bonuses to employees, including the NEOs, although it rarely does so and did not do so for the NEOs in 2015.
Base Salary
The Compensation Committee sets an annual base salary intended to be competitive in the marketplace to recruit and retain talented senior management employees. Base salary provides employees with a set amount of money during the year with the expectation that they will perform their responsibilities to the best of their abilities and in accordance with our best interests. For 2015, the Compensation Committee determined the base salary for the NEOs by taking into account their individual performance for 2014 and the relationship of their 2014 base salary to the new 2015 salary midpoint for their Hay point level. In general, base salaries are set between 80% and 120% of an employee's salary midpoint (up to 130% for Mr. Rankin). The Compensation Committee also took into account other relevant information, including:

•	general inflation, salary trends and economic forecasts provided by the Hay Group;

•	general budget considerations and business forecasts provided by management; and

•	any extraordinary personal or corporate events that occurred during the prior year.
Employees with lower base salaries compared to their salary midpoint and/or superior performance have the potential for larger salary increases. Employees with higher base salaries compared to their salary midpoint and/or who have performed less effectively during the performance period have the potential for smaller or no salary increases.

The following table sets forth the salary midpoint and base salary determined for each NEO for 2015, as well as the percentage of increase from the 2014 base salary:

Named Executive Officer	Salary Midpoint Determined by the Hay Group ($)	Base Salary For 2015 and as a Percentage of Salary Midpoint ($)(%)		Change Compared to 2014 Base Salary (%)
Alfred M. Rankin, Jr. (1)	$629,930	$548,604	87%	5.0%
Elizabeth I. Loveman (2)	$232,200	$194,722	84%	6.0%
Gregory H. Trepp	$637,200	$564,458	89%	5.0%
J.C. Butler, Jr. (3)	$637,200	$445,545	70%	23.0%
Robert L. Benson (4)	$605,000	$292,010	N/A	N/A
R. Scott Tidey (5)	$379,000	$336,104	89%	12.6%

(1)	The Compensation Committee reduced Mr. Rankin's salary midpoint by 30% from the Hay-recommended amount for a stand-alone CEO of NACCO in 2015.

(2)
Ms. Loveman was promoted twice in 2014 and received Hay point adjustments and salary increases for each promotion. The percentage increase shown above is calculated based on a comparison of her base salary as of December 31, 2014 ($183,700) to the base salary she received in 2015.

(3)
Mr. Butler's salary midpoint and base salary were increased effective July 1, 2015 when he was promoted to President and CEO of NA Coal. The salary midpoint shown above is the 2015 annualized post-promotion amount. The base salary shown above and on the Summary Compensation Table is the blended amount he actually received in 2015.

(4)
Mr. Benson retired as an active employee from NA Coal effective June 30, 2015. The base salary shown above and in the Summary Compensation Table is the amount he actually received for the first six months of 2015.

(5)
Mr. Tidey received a promotion effective January 1, 2015, which resulted in an increase in Hay points, and salary midpoint. The increase in his base salary reflects both the standard merit increase and a promotional increase.

Incentive Compensation
Applicable Incentive Compensation Plans. One of the principles of our compensation program is that senior management employees, including the NEOs, are compensated based on the performance of the subsidiary for which the employee has responsibility. Due to our holding company structure, this means that the incentive compensation of the senior management employees who are employed by NACCO is based on the aggregate performance of our three subsidiaries - NA Coal, HBB and KC. The table below identifies the incentive compensation plans in which the NEOs participated during 2015:

Named Executive Officer	Incentive Compensation Plans
Alfred M. Rankin, Jr.; Elizabeth I. Loveman and J.C. Butler, Jr.	NACCO Short-Term Plan NACCO Long-Term Equity Plan
Gregory H. Trepp and R. Scott Tidey	HBB Short-Term Plan HBB Long-Term Plan
Robert L. Benson	NA Coal Short-Term Plan NA Coal Long-Term Plan
Overview. Our incentive compensation plans are designed to align the compensation interests of the senior management employees with our short-term and long-term interests. A significant portion of the NEOs' compensation is linked directly to the attainment of specific corporate financial and operating targets. The Compensation Committee believes that a material percentage of the NEOs' compensation should be contingent on the performance of the Company and/or the subsidiary for which they are responsible. As illustrated on the target total compensation table on page 13, over 78% of Mr. Rankin's 2015 target compensation was variable or "at risk" and tied to Company performance and, as a group, over 64% of the NEOs' target compensation was tied to Company performance. With the exception of Ms. Loveman, each of the NEO's incentive compensation payouts for 2015 exceeded the sum of his or her fixed payments (base salary plus perquisite allowance) for the year.

The performance criteria and target performance levels for the incentive plans are established within the Compensation Committee's discretion, and are based upon management's recommendations as to the performance objectives of the particular business for the year. Two types of performance targets are used in the incentive compensation plans:

•
Targets Based on Annual Operating Plans. Certain performance targets are based on forecasts contained in each subsidiary's 2015 annual operating plan ("AOP"). With respect to these targets, there is an expectation that these performance targets will be met during the year. If they are not, the participants will not receive all or a portion of the award that is based on these performance criteria. In 2015, the Compensation Committee set all of the financial performance targets under our short-term incentive plans against the 2015 AOPs so that our employees would receive an incentive payout if they achieved AOP results in the short-term. However, the entry level and maximum payment limits under these plans were set so that employees would not be over-compensated simply for meeting AOP results.

•
Targets Based on Long-Term Goals. Other performance targets are not based on the 2015 AOPs. Rather, they are based on long-term goals established by the Compensation Committee. Because these targets are not based on the AOPs, it is possible in any given year that the level of expected performance may be above or below the specified performance target for that year. The performance targets under our long-term plans in 2015 are based on long-term corporate objectives. They are not based on targets established by management and contained in our five-year long-range business plan (although there is a correlation between them). These targets represent Company performance that the Compensation Committee believes we should deliver over the long-term, not the performance that is expected in the current year or the near term.

Design of Incentive Program: Use of ROTCE to Establish Maximum Payment Pools. Code Section 162(m) provides that we may not deduct compensation of more than $1 million that is paid to any NEO (other than Ms. Loveman and Mr. Benson as discussed on page 32) for federal income tax purposes unless that compensation is “qualified performance-based compensation.” Among other requirements, the performance-based exception to Code Section 162(m) requires that deductible compensation be paid under a plan that has been approved by our stockholders. We previously obtained stockholder approval of the following incentive plans that provide benefits to the NEOs (the "162(m) Plans"):

•	The NACCO Annual Incentive Compensation Plan (the "NACCO Short-Term Plan");

•	The NACCO Executive Long-Term Incentive Compensation Plan (the "NACCO Long-Term Equity Plan");

•	The NA Coal Annual Incentive Compensation Plan (the "NA Coal Short-Term Plan");

•	The HBB Annual Incentive Compensation Plan (the "HBB Short-Term Plan"); and

•	The HBB Long-Term Incentive Compensation Plan (the "HBB Long-Term Plan").
We are seeking approval from our stockholders of the Successor NA Coal Long-Term Plan at this Annual Meeting for awards granted on or after January 1, 2016.
For each 162(m) Plan, we establish a payment pool based on actual results against a pre-established return on total capital employed ("ROTCE") performance target that is designed to meet the requirements of qualified performance-based compensation under Code Section 162(m). The Compensation Committee believes that use of ROTCE performance measures align the executives' interests with those of our stockholders.
A minimum ROTCE target must be met in order for any payment to be permitted, and any payment pool to be created, under a particular 162(m) Plan. A maximum ROTCE target establishes the maximum limit, and a maximum payment pool, for awards that can be paid to each covered employee under Code Section 162(m) under a particular 162(m) Plan for the 2015 performance period. ROTCE is calculated as follows:
Earnings Before Interest After-Tax after adjustments
divided by
Total Capital Employed after adjustments
Earnings Before Interest After-Tax is equal to the sum of interest expense, net of interest income, less 38% for taxes (or 23% for taxes incurred in a legal entity that is eligible to claim percentage depletion), plus consolidated net income from continuing operations. Total Capital Employed is equal to (i) the sum of the average debt and average stockholders' equity less (ii) average consolidated cash. For purposes of the NACCO Short-Term Plan and the NACCO Long-Term Equity Plan, average debt, stockholders' equity and consolidated cash are calculated by taking the sum of the balance at the beginning of the year and the balance at the end of each of the next twelve months divided by thirteen. ROTCE is calculated from the Company or subsidiary financial statements using average debt, average stockholders' equity and average cash based on the sum of the balance at the beginning of the year and the balance at the end of each quarter divided by five, which is then adjusted for any non-recurring or special items.
The same ROTCE target was used under the NACCO Short-Term Plan and NACCO Long-Term Equity Plan for 2015. For this purpose, ROTCE was calculated as follows:

2015 Net income	$21.98
Plus: 2015 Interest expense, net	7.02
Less: Income taxes on 2015 interest expense	(2.65)
Earnings Before Interest After-Tax	$26.35

2015 Average stockholders' equity (12/31/2014 and each of 2015's quarter ends)	$198.48
2015 Average debt (12/31/2014 and each of 2015's quarter ends)	191.97
Less: 2015 Average cash (12/31/2014 and each of 2015's quarter ends)	(34.82)
Total Capital Employed	$355.63

ROTCE (Before Adjustments)	7.4%

Plus: Adjustments to Earnings Before Interest After-Tax	$10.93
Plus: Adjustments to Total Capital Employed	$8.41

NACCO Adjusted Consolidated ROTCE	10.2%
Adjustments to the ROTCE calculation are for non-recurring or special items that were established by the Compensation Committee at the time the ROTCE targets were set. For 2015, the ROTCE adjustments related to the after-tax impact of the following costs or expenses only if they were in excess of the amounts included in the 2015 annual operating plans:

•	any tangible or intangible asset impairment;

•	subsidiary restructuring/store closing costs including reduction in force and inventory liquidation charges;

•
costs attributable to the earn out in the purchase agreement relating to NA Coal's acquisition in 2012 of the predecessor to Centennial Natural Resources, LLC ("Centennial"), referred to as the "Reed Minerals operations," as well as prepaid royalty costs at Centennial;

•	certain subsidiary strategic initiative costs, certain management fees and patent infringement litigation costs;

•	environmental expenses or asset retirement obligations and early lease termination expenses; and

•	costs relating to changes in laws and regulations.
The Compensation Committee determined that these items were incurred in connection with improving our operations and, as a result, these items should not adversely affect incentive payments, as the actions or events were beneficial to us or were generally not within the employees' control. Similar ROTCE calculations (and adjustments) were made under the subsidiary 162(m) Plans in 2015.
For 2015, final ROTCE results under the 162(m) Plans resulted in the following maximum payment pools being available under the 162(m) Plans:

162(m) Plan	2015 Consolidated ROTCE Target for 100% Payout (1)	2015 Adjusted ROTCE Result	2015 Maximum Permitted Payment (% of Target Award)
NACCO Short-Term Plan	3.5%	10.2%	150.0%
NACCO Long-Term Equity Plan (2)	3.5%	10.2%	200%/300%
NA Coal Short-Term Plan	5.0%	8.3%	150.0%
HBB Short-Term Plan	8.0%	20.8%	150.0%
HBB Long-Term Plan	8.0%	20.8%	150.0%

(1)
The 2015 ROTCE targets that were used in the 162(m) Plans are based on NACCO's consolidated ROTCE for the NACCO incentive plans; NA Coal's consolidated ROTCE for the NA Coal Short-Term Plan and HBB's consolidated ROTCE for the HBB incentive plans. The NACCO and NA Coal 2015 ROTCE targets were unchanged from those in effect in 2014. The HBB ROTCE targets were reduced from 15% in 2014 to reflect reduced forecasted ROTCE results for 2015 as a result of HBB's acquisition of Weston Products, LLC.

(2)
The general rule is that the cash-denominated awards under the NACCO Long-Term Equity Plan for 2015 may not exceed 200% of the target award levels. However, since a portion of the awards payable under the NACCO Long-Term Equity Plan for 2015 is based on the unlimited payout percentage under the current NA Coal Long-Term Plan (as described in further detail beginning on page 25), the portion of the award under the NACCO Long-Term Plan that is attributable to NA Coal performance for 2015 may not exceed 300% of the target award level.

The Compensation Committee then exercises “negative discretion” under the 162(m) Plans by considering the results of underlying financial and operating performance measures for each subsidiary to determine the final incentive compensation payment for each participant. These underlying financial and operating performance measures are listed in the incentive compensation tables beginning on page 20 and reflect the achievement of specified business goals for 2015 (for those targets that are based on the AOPs) or for future years (for those targets that are based on long-term goals). See “Deductibility of Executive Compensation” on page 32 for additional information about our philosophy on structuring our incentive compensation plans for tax purposes.
Incentive Compensation Tables. When reviewing the incentive compensation tables beginning on page 20, the following factors should be considered:

•
The applicable incentive compensation plan, performance objectives and targets and payout percentages are different for each NEO, depending on his or her employer. The Compensation Committee considered the factors described under “Incentive Compensation - Overview" beginning on page 15 to set the underlying performance criteria and target performance levels for the 2015 incentive compensation awards. The particular performance criteria for 2015 were chosen because they were believed to have a positive correlation with long-term stockholder returns.

•
In calculating the final performance results, adjustments were made for various items incurred in connection with improving our operations, consistent with the adjustments listed for the ROTCE calculation above.

•
Achievement percentages are based on the formulas contained in underlying performance guidelines adopted annually by the Compensation Committee for each incentive plan. The formulas do not provide for straight-line interpolation from the performance target to the maximum payment target.

•
Target awards for each executive are equal to a specified percentage of the executive's 2015 salary midpoint, based on the number of Hay points assigned to the position and the appropriate level of incentive compensation targets recommended by the Hay Group and adopted by the Compensation Committee at that level. The Compensation Committee then increases the target awards under the NACCO Long-Term Equity Plan by 15% to account for the immediately taxable nature of the award.

•	The plans have a one-year performance period. However, the Compensation Committee suspended the KC long-term plan for 2015.

•	Final awards are determined after year-end by comparing actual performance to the pre-established performance targets that were set by the Compensation Committee.

•
The Compensation Committee, in its discretion, may decrease or eliminate awards. The Compensation Committee, in its discretion, may also increase awards and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards, although it rarely does so and, in the case of the NEOs, is prohibited from doing so under the 162(m) Plans.

•
Short-term plan awards are paid annually in cash. Except for earlier payments in the case of retirements and other limited circumstances, HBB Long-Term Plan awards are paid in cash after a three-year holding period and NA Coal Long-Term Plan awards are paid in cash after a ten-year holding period, which ended on December 31, 2015. NACCO Long-Term Equity Plan awards are paid annually in a combination of cash and restricted shares of Class A Common. The restricted shares are generally subject to a ten-year holding period.

•	All awards are fully vested when granted, with the exception of awards issued under the NA Coal Long-Term Plan which are not vested until paid.

•	Due to the nature of the NA Coal and HBB Long-Term Plans, the awards and payments under the plans are also required to be described in the Nonqualified Deferred Compensation Table on page 40.
Short-Term Incentive Compensation
Depending on the NEO's position, the short-term plans were designed to provide target short-term incentive compensation between 35% and 100% of their 2015 salary midpoint. The following table shows the short-term target awards and payouts approved by the Compensation Committee for each NEO for 2015:

Named Executive Officer and Short-Term Plan	(A) 2015 Salary Midpoint ($)	(B) Short-Term Plan Target as a % of Salary Midpoint (%)	(C) = (A)x(B) Short-Term Plan Target ($)	(D) Short-Term Plan Payout as % of Target (%) (1)	(E) = (C) x (D) Short-Term Plan Payout ($)
Alfred M. Rankin, Jr. (NACCO Short-Term Plan)	$629,930	100%	$629,930	93.2%	$587,095
Elizabeth I. Loveman (NACCO Short-Term Plan)	$232,200	35%	$81,270	93.2%	$75,744
Gregory H. Trepp (HBB Short-Term Plan)	$637,200	70%	$446,040	84.2%	$375,566
J.C. Butler, Jr. (NACCO Short-Term Plan)(2)	$379,000	50%	$189,500	150.0%	$284,250
Robert L. Benson (NA Coal Short-Term Plan)(3)	$605,000	70%	$423,500	43.4%	$183,630
R. Scott Tidey (HBB Short-Term Plan)	$379,000	50%	$189,500	84.2%	$159,559

(1)	Refer to the tables below for detailed calculations of the 2015 payout percentages for each short-term plan.

(2)
Mr. Butler was promoted to President and Chief Executive Officer of NA Coal effective July 1, 2015. While his salary midpoint was increased as a result of the promotion, his incentive compensation targets could not be increased due to Code Section 162(m) limitations and, as a result, were required to be based on his pre-promotion salary midpoint. Mr. Butler's payout was based on a blend of his pre- and post-promotion payout percentages and the Compensation Committee was required to make an adjustment to limit his payout to the 150% maximum payment limit under the plan. Refer to "NACCO Short-Term Plan for Mr. Butler" below for the calculation of the NACCO Short-Term Plan payout for Mr. Butler for 2015.

(3)
Mr. Benson retired effective June 30, 2015. His payout percentage differs from the percentage initially calculated under the plan terms due to (i) the individual performance factors and (ii) as a result of his retirement, he was only entitled to receive a pro-rata award for the period of time worked during 2015. His actual payout percentage was 43.360094%. Refer to "NA Coal Short-Term Plan for Mr. Benson" below for the calculation of the NA Coal Short-Term Plan payout for Mr. Benson for 2015.

The following tables show the performance criteria established by the Compensation Committee for 2015 under the Company's short-term incentive plans to determine final incentive compensation payments for the NEOs.

HBB Short-Term Plan for Messrs. Trepp and Tidey:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
HBB Adjusted Net Income	20%	$24,043,200	$22,008,973	61.9%	12.4%
HBB Adjusted Net Sales	40%	$621,689,797	$625,319,738	108.0%	43.2%
HBB Adjusted ROTCE	20%	22.9%	21.1%	73.0%	14.6%
HBB Adjusted Operating Profit Margin	20%	6.5%	6.1%	70.0%	14.0%
Final Payout Percentage - HBB					84.2%	(1)

(1)
An additional performance target continued to apply to the HBB Short-Term Plan for 2015. Unless HBB's Adjusted Operating Profit Margin exceeded 4% for the year, the final payout percentage under the plan would be reduced by up to 40% from the amount otherwise determined under the formula shown above. This target acts as an additional control which was designed to reflect the Compensation Committee's view that full incentive compensation payments should not be paid if HBB does not meet a minimum Operating Profit Margin threshold for the year. Because HBB's Adjusted Operating Profit Margin exceeded 4% in 2015, no reduction occurred.

NA Coal Short-Term Plan For Mr. Benson:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
NA Coal Adjusted Operating Profit Dollars	50%	$38,642,846	$41,818,282	116.4%	58.2%
NA Coal Project Development	20%	—	—	98.2%	19.6%	(1)
NA Coal Centennial Cash Flow	15%	—	—	—%	—%	(2)
NA Coal MLMC Adjusted ROTCE	15%	—	—	150.0%	22.5%	(3)
Payout Percentage - NA Coal					100.3%	(4)
Final Payout Percentage - Mr. Benson					43.4%	(4)

(1)
We do not disclose the NA Coal Project Development targets or results due to their competitively sensitive nature. The project development goals are highly specific, task-oriented goals. Among other things, they identify specific future projects, customers and contracts. During 2015, the following factors influenced the Compensation Committee's rating of NA Coal's performance on the Project Development factor: Coyote Creek completed significant work to advance development of the mine towards contractually required initial deliveries in mid-2016, including completion of dedicated financing to construct and operate the mine, and substantial completion of equipment procurement, dragline erection, facilities construction and initial mine site development. NA Coal headquarters and mine site personnel identified opportunities and submitted formal proposals to operate new mining projects during 2015.  NA Coal was selected as the preferred miner, and negotiated and executed a new long-term contract to operate a mine on the Navajo Nation in New Mexico for the Navajo Transitional Energy Company, LLC. The Liberty Fuels mine continued to support its customer by assisting in the design and procurement of supplemental coal processing systems, temporarily assigning employees to supplement customer needs and temporarily reallocating employees to support other company activities. The Camino Real mine completed construction of its mine and began deliveries to its customer during 2015. The Red Hills mine pursued opportunities for expanded coal sales, particularly for non-traditional uses. Finally, NA Coal continues to explore other mining opportunities, customers and markets.

(2)
Centennial is a subsidiary of NA Coal. The Compensation Committee believes that Centennial Cash Flow is a useful measure of performance because it measures the extent to which management is able to generate cash income to cover Centennial cash expenses.  Centennial Cash Flow was viewed as a key measure in 2015 due to the challenging environment for coal in Alabama.  Centennial Cash Flow does not have any standardized meaning prescribed by Generally Accepted Accounting Principles ("GAAP") and therefore may not be comparable to similar measures used by other companies. We defined this performance factor as earnings before interest, taxes, depreciation and amortization, plus accretion, proceeds from the sale of any Centennial related assets or supply inventory  under the care and custody of Centennial, and stockpile inventory variation, less capital expenditures, gain/loss on the sale of any Centennial related assets or supply inventory under the care and custody of Centennial, reclamation spending for asset retirement obligations and advance royalty payments.  We do not disclose the Centennial Cash Flow targets or results due to their competitively sensitive nature. For 2015, the Compensation Committee believed NA Coal could meet this target, since it was designed to be reasonably achievable with strong management performance. However, conditions in the Alabama and global coal markets continued to worsen during 2015 and regulatory changes had an adverse effect on Centennial’s business.  Because Centennial’s Cash Flow was below the performance target, no payout was earned for this factor.

(3)
The NA Coal Adjusted ROTCE performance factor for 2015 was based solely on the performance of the Mississippi Lignite Mining Company ("MLMC"). We do not disclose the MLMC ROTCE target or result due to its competitively sensitive nature. For 2015, the Compensation Committee believed we could meet this target, since it was designed to be reasonably achievable with strong management performance. There was also an additional performance target in place under the NA Coal Short-Term Plan for 2015. Unless MLMC's adjusted ROTCE exceeded a specified threshold for the year, the final payout percentage under the MLMC ROTCE performance factor portion of the plan would be reduced by up to 40% of the amount otherwise determined under the formula shown above, thus ensuring that the payout under this factor would be limited unless MLMC supplied a minimum level of return on capital to our stockholders for the year. Because MLMC's ROTCE exceeded that threshold, no adjustment was required.

(4)
Based on the application of the performance factors in the above-table, the initial payout factor under the NA Coal Short-Term Plan was 100.3%. This factor was then multiplied by the sum of each participant's 2015 short-term award target, which determined the amount of a maximum payment sub-pool under the NA Coal Short-Term Plan. As required under the negative discretion guidelines adopted by the NA Coal Compensation Committee under the NA Coal Short-Term Plan, the maximum payment sub-pool was then allocated among eligible participants based on the application of a business unit performance factor (which did not apply to Mr. Benson) and an individual performance factor (100% for Mr. Benson). After applying the formula to all participants and pro-rating Mr. Benson's payment for the period of time worked in 2015 prior to his retirement, the final short-term payment percentage for Mr. Benson was 43.360094% of his target award.

NACCO Short-Term Plan. For 2015, incentive compensation under the NACCO Short-Term Plan was based on performance against specific business objectives of HBB, NA Coal and KC for the year, as identified in each subsidiary's short-term plan. As reflected in the tables below, those amounts were allocated differently for Mr. Rankin and Ms. Loveman than for Mr. Butler, because Mr. Butler spends a greater portion of his time performing services for NA Coal than our other subsidiaries.
NACCO Short-Term Plan for Mr. Rankin and Ms. Loveman:

Performance Criteria	Initial Weighting at Subsidiary Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
HBB Adjusted Net Income	20%	47.5%	9.50%	$24,043,200	$22,008,973	61.9%	5.9%
HBB Adjusted ROTCE	20%	47.5%	9.50%	22.9%	21.1%	73.0%	6.9%
HBB Adjusted Operating Profit Margin	20%	47.5%	9.50%	6.5%	6.1%	70.0%	6.7%
HBB Adjusted Net Sales	40%	47.5%	19.00%	$621,689,797	$625,319,738	108.0%	20.5%
HBB Total							40.0%
KC Adjusted Operating Profit	15%	5%	0.70%	$22,565	$551,660	127.6%	0.9%
KC Adjusted ROTCE	15%	5%	0.70%	—%	1.0%	125.0%	0.9%
KC Adjusted Gross Profit Margin (1)	15%	5%	0.80%	—	—	150.0%	1.2%
KC Adjusted Operating Profit Margin	15%	5%	0.80%	—%	0.4%	120.0%	1.0%
KC Adjusted Net Sales	40%	5%	2.00%	$154,772,000	$151,224,855	76.0%	1.5%
KC Total (2)							5.5%
NA Coal Adjusted Operating Profit Dollars	50%	47.5%	23.70%	$38,642,846	$41,818,282	116.4%	27.6%
NA Coal Project Development	20%	47.5%	9.50%	—	—	98.2%	9.3%
NA Coal Centennial Cash Flow	15%	47.5%	7.10%	—	—	—%	—%
NA Coal Adjusted MLMC ROTCE	15%	47.5%	7.20%	—	—	150.0%	10.8%
NA Coal Total							47.7%
Final Payout Percentage - Mr. Rankin and Ms. Loveman							93.2%

(1)
The NACCO Short-Term Plan tables do not disclose the KC Adjusted Gross Profit Margin target or result due to the competitively sensitive nature of that information. For 2015, the Compensation Committee believed KC could meet this target, since it was designed to be reasonably achievable with strong management performance.

(2)
An additional performance target continued to apply to the KC Short-Term Plan for 2015. Unless KC's Adjusted Operating Profit Margin exceeded (-1.3%) for the year, the final payout percentage under the plan would be reduced by up to 40% of the amount otherwise determined under the formula shown above. This target acts as an additional control which was designed to reflect the Compensation Committee's view that full incentive compensation payments should not be paid if KC does not meet a minimum Operating Profit Margin threshold for the year. Since KC's Adjusted Operating Profit Margin met this threshold, no reduction occurred.

NACCO Short-Term Plan for Mr. Butler (1): Mr. Butler was promoted to President and CEO of NA Coal effective July 1, 2015. The following tables summarize the performance criteria established by the Compensation Committee under the NACCO Short-Term Plan to determine Mr. Butler's final incentive compensation payment for 2015. 50% of his 2015 short-term award was based on pre-promotion performance factors and 50% of his 2015 short-term award was based on post-promotion performance factors:

Performance Criteria	Initial Weighting at Subsidiary Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
HBB Adjusted Net Income	20%	20%	4.00%	$24,043,200	$22,008,973	61.9%	2.5%
HBB Adjusted ROTCE	20%	20%	4.00%	22.9%	21.1%	73.0%	2.9%
HBB Adjusted Operating Profit Margin	20%	20%	4.00%	6.5%	6.1%	70.0%	2.8%
HBB Adjusted Net Sales	40%	20%	8.00%	$621,689,797	$625,319,738	108.0%	8.6%
HBB Total							16.8%
KC Adjusted Operating Profit	15%	5%	0.70%	$22,565	$551,660	127.6%	0.9%
KC Adjusted ROTCE	15%	5%	0.70%	—%	1.0%	125.0%	0.9%
KC Adjusted Gross Profit Margin	15%	5%	0.80%	—	—	150.0%	1.2%
KC Adjusted Operating Profit Margin	15%	5%	0.80%	—%	0.4%	120.0%	1.0%
KC Adjusted Net Sales	40%	5%	2.00%	$154,772,000	$151,224,855	76.0%	1.5%
KC Total							5.5%
NA Coal Adjusted Operating Profit Dollars	50%	75%	37.50%	$38,642,846	$41,818,282	116.4%	43.7%
NA Coal Project Development	20%	75%	15.00%	—	—	98.2%	14.7%
NA Coal Centennial Cash Flow	15%	75%	11.20%	—	—	—%	—%
NA Coal Adjusted MLMC ROTCE	15%	75%	11.30%	—	—	150.0%	17.0%
NA Coal Total							75.4%
Final Pre-Promotion Payout Percentage - Mr. Butler							97.7%

Performance Criteria	Initial Weighting at Subsidiary Level	Weighting	(A) Payment Factor	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
HBB Adjusted Net Income	20%	15%	3.00%	$24,043,200	$22,008,973	61.9%	1.9%
HBB Adjusted ROTCE	20%	15%	3.00%	22.9%	21.1%	73.0%	2.2%
HBB Adjusted Operating Profit Margin	20%	15%	3.00%	6.5%	6.1%	70.0%	2.1%
HBB Adjusted Net Sales	40%	15%	6.00%	$621,689,797	$625,319,738	108.0%	6.5%
HBB Total							12.7%
NA Coal Adjusted Operating Profit Dollars	50%	85%	42.50%	$38,642,846	$41,818,282	116.4%	49.5%
NA Coal Project Development	20%	85%	17.00%	—	—	98.2%	16.7%
NA Coal Centennial Cash Flow	15%	85%	12.70%	—	—	—%	—%
NA Coal Adjusted MLMC ROTCE	15%	85%	12.80%	—	—	150.0%	19.2%
NA Coal Total							85.4%
Final Post-Promotion Payout Percentage - Mr. Butler							98.1%

(1)
Calculation of Mr. Butler's 2015 NACCO Short-Term Plan Award: Mr. Butler received a blended payout under the NACCO Short-Term Plan to account for his increased post-promotion salary midpoint for the last six months of 2015. His payout was calculated as follows: (i) $379,000 (pre-promotion midpoint) x [50% (pre-promotion short-term target percent) x (181/365 days from January-June) = 24.79%] x 97.70% = $91,793 PLUS (ii) $637,200 (post-promotion mid-point) x [70% (post-promotion short-term target percent) x (184/365 days from July-December) = 35.29%] x 98.10% = $220,595, for an initial NACCO Short-Term Plan Award of $312,388. However, this amount exceeded the 150% plan maximum payout percentage, when calculated based on his pre-promotion target award of $189,500 (see table on page 19) or $284,250 ($189,500 x 150%), as required under Code Section 162(m). As a result, the Compensation Committee reduced Mr. Butler's 2015 NACCO Short-Term Award to the permitted amount of $284,250.

Long-Term Incentive Compensation
In General. The purpose of our long-term incentive compensation plans is to enable senior management employees to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of our businesses. Our long-term incentive plans require long-term commitment on the part of our senior management employees, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period which encourages our executives to focus on our long-term profitability and which strengthens the tie between stockholders' and the NEOs' long-term interests.
Those individual NEOs who have a greater impact on our long-term strategy receive a higher percentage of their compensation as long-term compensation. Except in the case of adjustments made under the NA Coal Long-Term Plan as described on page 26, which also resulted in adjustments under the NACCO Long-Term Equity Plan in 2015 for Mr. Rankin as described on page 28 and for Mr. Butler as described on page 29, the Compensation Committee does not consider an NEO's long-term incentive award for prior periods when determining the value of a long-term incentive award for the current period because it considers those prior awards to represent compensation for past services. The Compensation Committee limits the award of equity-based compensation to certain senior executives at NACCO headquarters.
Depending on the NEO's position, the long-term plans were designed to provide target long-term incentive compensation between 35% and 250% of their 2015 salary midpoint (increased by 15% for participants in the NACCO Long-Term Equity Plan as described below). The table below shows the long-term target awards and payouts approved by the Compensation Committee for each NEO for 2015:

Named Executive Officer and Long-Term Plan	(A) Salary Midpoint ($)	(B) Long-Term Plan Target as a % of Salary Midpoint ($)(1)	(C)= (A)x(B) Long-Term Plan Target ($)	(D) Long-Term Plan Payout as a% of Target(%)(2)	(E)=(C)x(D) Cash-Denominated Long-Term Plan Payout ($)(3)(4)	(F) Fair Market Value of Long-Term Plan Payout ($)(3)(4)
Alfred M. Rankin, Jr. (NACCO Long-Term Equity Plan)	$629,930	287.5%	$1,811,049	111.2%	$2,013,917	$1,817,258
Elizabeth I. Loveman (NACCO Long-Term Equity Plan)	$232,200	40.25%	$93,461	128.3%	$119,910	$108,201
Gregory H. Trepp (HBB Long-Term Plan)	$637,200	130%	$828,360	114.2%	$945,987	N/A
J.C. Butler, Jr. (5) (NACCO Long-Term Equity Plan)	$379,000	80.5%	$305,095	250.86%	$765,369	$690,631
Robert L. Benson (6) (NA Coal Long-Term Plan)	$605,000	130%	$786,500	70.57%	$554,995	N/A
R. Scott Tidey (HBB Long-Term Plan)	$379,000	70%	$265,300	114.2%	$302,973	N/A

(1)
The target percentages for participants in the NACCO Long-Term Equity Plan include a 15% increase from the Hay-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the NACCO Long-Term Plan awards. See “NACCO Long-Term Equity Plan" beginning on page 26.

(2)	Refer to the tables below for detailed calculations of the 2015 payout percentages for each long-term plan.

(3)
Awards under the NA Coal and HBB Long-Term Plans are each calculated and paid in dollars. There is no difference between the amount of the cash-denominated awards and the fair market value of the awards under those plans.

(4)
The 2015 awards of Messrs. Rankin and Butler were reduced by the Compensation Committee below the amount that would otherwise have been payable based on the 2015 payout percentages calculated under the plan. Refer to "NACCO Long-Term Equity Plan" below for a detailed explanation. Awards under the NACCO Long-Term Equity Plan are initially denominated in dollars. The amounts shown in columns (C) and (E) reflect the dollar-denominated target and actual awards. This is the amount that is used by the Compensation Committee when analyzing the total compensation of the NEOs who receive equity compensation. The dollar-denominated awards are then paid to the participants in a combination of cash (approximately 35%) and restricted shares of Class A Common (approximately 65%). The amount shown in column (F) is the sum of (i) the cash distributed and (ii) the grant date fair value of the stock that was distributed for the 2015 NACCO Long-Term Equity Plan awards. This amount is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). See Note (2) to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for more information regarding the accounting treatment of our equity awards. This is the same amount that is disclosed in the Summary Compensation Table on page 35. The shares were valued on the date on which the NACCO Long-Term Equity Plan awards were approved by the Compensation Committee. The difference in the amounts disclosed in columns (E) and (F) is due to the fact that the number of shares issued in Column (E) was calculated using the formula share price of $52.603 (explained on page 27), while the grant date fair value in Column (F) was calculated using $44.700, which is the average of the high and low share price on the date the shares were granted.

(5)
Mr. Butler was promoted effective July 1, 2015. While his salary midpoint was increased as a result of the promotion, his incentive compensation targets could not be increased due to Code Section 162(m) limitations and, as a result, were required to be based on his pre-promotion salary midpoint. Refer to "NACCO Long-Term Equity Plan for Mr. Butler" below for the calculation of the NACCO Long-Term Equity Plan payout for Mr. Butler for 2015.

(6)
Mr. Benson retired effective June 30, 2015. Under the terms of the NA Coal Value Appreciation Plan (the "NA Coal Long-Term Plan") that ended on December 31, 2015, he was entitled to receive a pro-rata award for the period of time worked during 2015.

The terms of, and 2015 payout calculations for, each long-term plan are described below.

HBB Long-Term Plan for Messrs. Trepp and Tidey. HBB Long-Term Plan awards are subject to the following rules:

•	The grant date of the award is the January 1st following the end of the award year.

•
Awards approved by the Compensation Committee are credited to separate sub-accounts established for each participant for each award year. The sub-accounts are credited with 2% interest during the year. After year-end, while a participant remains actively employed, additional interest is credited based on a formula that takes into account the final payout percentage under the HBB Long-Term Plan for the year, with a maximum of 14%.

•	Each sub-account is paid at the earliest of death, disability, retirement, change in control or on the third anniversary of the grant date of the award.
The following table shows the information for awards granted to NEOs under the HBB Long-Term Plan for 2015:

Performance Criteria	(A) Weighting	Performance Target(1)	Performance Result(1)	(B) Achievement Percentage	(A) x (B) Payout Percentage
HBB Adjusted Long-Term Net Sales	50%	—	—	128.4%	64.2%
HBB Adjusted Long-Term Operating Profit Margin	50%	—	—	100.0%	50.0%
Final Payout Percentage - HBB					114.2%	(2)

(1)
Since 2014, the Compensation Committee reduced the number of performance goals under the HBB Long-Term Plan to two financial metrics - net sales and operating profit margin. The use of these metrics reflects our renewed focus on increasing profitability at HBB over the long-term. We do not disclose the long-term HBB net sales or operating profit margin targets or results because they would reveal competitively sensitive long-term financial information, as well as our long-range business plans, to our competitors. The Compensation Committee believed HBB could meet the 2015 targets since they were designed to be reasonably achievable with strong management performance.

(2)
The additional Adjusted Operating Profit Margin performance target described in footnote (1) to the HBB Short-Term Plan table on page 20 also applied to the HBB Long-Term Plan in 2015. As stated therein, because HBB's Adjusted Operating Profit Margin exceeded that threshold, HBB Long-Term Plan payouts were not reduced for 2015.

NA Coal Long-Term Plan for Mr. Benson. The NA Coal Long-Term Plan had a ten-year term and was in effect from 2006 through 2015. The plan used economic value of income of current and new projects as the performance criteria. During the period in which the plan was in effect, the NA Coal Compensation Committee believed that these measurements provided an accurate reflection of the rate of return of NA Coal's business, where a substantial portion of revenue was based on long-term contracts and projects. Due to the unique nature of the NA Coal Long-Term Plan, there was no limit on the amount of the awards granted under the plan for an award term. As described below, awards under the NA Coal Long-Term Plan generally had a holding period of ten years.

NA Coal Long-Term Plan awards were based on a formula consisting of three component targets: New Project Factor (40%); Annual Factor (30%); and Cumulative Factor (30%). Each of these components is described in detail below.

•
New Project Factor. When the plan was established in 2006, the NA Coal Compensation Committee set a target dollar level of the “present value appreciation” that was to be earned by new projects obtained during the entire ten-year plan term. At the time this target dollar level was established, the Compensation Committee believed that it was reasonably achievable over the ten-year plan term with strong management performance. Value appreciation for a new project was determined based on the economics of the project. For example, the present value appreciation was determined based on the forecasted net income and cost of capital over the life of the contract (which could be 40 years) based on the contract terms, including a present value calculation over the life of the contract. During the year the new project came into existence, the value appreciation of that project for the ten-year term of the NA Coal Long-Term Plan (or the remainder thereof) was taken into account under the new project factor portion of the NA Coal Long-Term Plan and compared to the target that was initially set by the Committee in 2006.

•
Annual Factor. When the plan was established, the NA Coal Compensation Committee listed each NA Coal project that was in effect at that time. Using the existing contractual terms for each project, as shown in NA Coal's five-year business plan that was in effect in 2006 and forecasting the results out for another five years, the Compensation Committee established annual net income targets and forecasted capital expenditure targets for each project for each year from 2006 through 2015. Each year, the Committee compared the actual net income and actual capital charges for each project against these previously established targets to determine whether the pre-established targets have been satisfied. As new projects were entered into, they were added to this calculation based on the financial projections that were provided by management when the project was approved by the NA Coal board of directors.

•
Cumulative Factor. When the plan was established, the Compensation Committee used the same five-year business plan and forecasting for the same projects to establish cumulative net income targets and cumulative forecasted capital expenditure targets for the same projects for each year during the ten-year term of the plan. Each year, the Committee compared the actual cumulative net income and actual capital charges for each project (including new projects added during the term) against these previously established targets to determine whether the pre-established targets had been satisfied.

If the NA Coal Compensation Committee determined in any year (an "Adjustment Year") that a new project had provided significantly less net income appreciation than originally expected, then the amount of any prior award previously attributed to that project as the result of a prior year's New Project Factor was reduced in the Adjustment Year (the "New Project Adjustment"). The New Project Adjustment reduced the outstanding account balances under the NA Coal Long-Term Plan. The NA Coal Compensation Committee determined that 2015 was an Adjustment Year under the NA Coal Long-Term Plan because the performance of Centennial's business had been substantially below expectations since the Reed Minerals acquisition in August of 2012.  In determining the overall amount of the New Project Adjustment, the NA Coal Compensation Committee considered the extent to which Centennial’s poor performance had reduced awards under the NA Coal Short-Term Plan since the Reed Minerals acquisition.  The amount of the New Project Adjustment for each 2015 participant who received a 2012 award related to the Reed Minerals acquisition was tailored based on each participant’s level of involvement in, and accountability for, the original acquisition, as well as the amount of effort each individual put forth to attempt to improve the Centennial business.  For NEOs, the Compensation Committee reduced the 2012 New Project award attributable to the Reed Minerals acquisition by 33%.  For Mr. Benson, this resulted in a reduction of his account balance of $359,652.
The final awards were then credited to participants' accounts under the NA Coal Long-Term Plan. Account balances were credited with interest based on the average monthly rate of ten-year U.S. Treasury notes. Participants became vested in their accounts at the rate of 20% per year, commencing with the first year in which they are granted an award target. However, participants were automatically 100% vested on the earliest of (i) December 31, 2015; (ii) a change in control; (iii) termination of employment on account of death or disability; or (iv) retirement at or after age 55 with at least ten years of service. The account balance is payable in cash from general assets of NA Coal (or its applicable subsidiary) upon the earliest of the dates described in the prior paragraph; provided that awards attributable to the Liberty Fuels Kemper County Project are subject to the special payment rules and conditions described in the plan.
The 2015 award for Mr. Benson under the NA Coal Long-Term Plan was based on the performance criteria and final performance results shown in the following table:

Performance Criteria	Weighting	Payout Percentage
New Project Factor	40%	142.3%
Annual Factor	30%	—%
Cumulative Factor	30%	—%
Final Payout Percentage (1) (2)		142.3%

(1)
This table does not disclose the NA Coal Long-Term Plan performance targets or results due to the competitively sensitive nature of that information. While we describe NA Coal's publicly-known new projects under the NA Coal Short-Term Plan on page 20, the 2015 award under the NA Coal Long-Term Plan relates solely to the successful negotiation and execution in 2015 of a new 15-year contract with the Navajo Transitional Energy Company, LLC to operate a mine on the Navajo Nation in New Mexico producing between 5 and 6 million tons per year.

(2)	Mr. Benson retired on June 30, 2015 and received a pro-rata award for the period of time worked during 2015.
NACCO Long-Term Equity Plan. Target awards under the NACCO Long-Term Equity Plan are initially expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of Hay points assigned to the executive's position and the long-term incentive compensation targets for that Hay point level recommended by the Hay Group and adopted by the Compensation Committee. The Compensation Committee then increases these amounts by 15% to account for the immediately taxable nature of the equity awards.

Approximately 65% of the awards is distributed in shares of restricted stock and the remaining 35% is distributed in cash to approximate initially the income tax withholding obligation for the stock. The actual number of shares of stock issued is determined by taking the dollar value of the stock component of the award and dividing it by a formula share price. For this purpose, the formula share price is calculated as the lesser of:

•
The average closing price of our Class A Common stock on the NYSE at the end of each week during the prior calendar year (2014) (or such other previous calendar year as determined by the Compensation Committee no later than the 90th day of the performance period) - which was $54.544; or

•	The average closing price of our Class A Common stock on the NYSE at the end of each week during the 2015 performance period - which was $52.603.
Participants have all of the rights of a stockholder, including the right to vote and receive dividends upon receipt of the shares. The full amount of the award, including the fair market value of the restricted shares on the date of grant, is fully taxable to the participant. However, the award shares are subject to transfer restrictions for a period of ten years from the last day of the performance period. The transfer restrictions lapse earlier in the event of (i) the participant's death or permanent disability; or (ii) five years (or earlier with the approval of the Compensation Committee) from the date of retirement. The Compensation Committee has the right to release the restrictions at an earlier date, but rarely does so except in the case of the release of a limited number of shares for the payment of educational and medical expenses or home purchases, as permitted under the terms of the plan. No early release requests have been requested by or granted to the NEOs.
Any gain participants realize in the long-run from awards that are issued under the NACCO Long-Term Equity Plan depends on what management does to drive the financial performance of the Company and increase the stock price. This is because the restricted shares of Class A Common that are awarded under the NACCO Long-Term Equity Plan generally may not be transferred for ten years following the last day of the award year. During the holding period, the ultimate value of the shares is subject to change based on the value of the shares of stock. The value of the award is enhanced as the value of the stock increases or is reduced as the value of the stock decreases. Thus, the awards provide the executives with an incentive over the ten-year period to increase the value of the Company, which is expected to lead to long-term return to stockholders. The Compensation Committee believes that this encourages our executives to maintain a long-term focus on our profitability, which is also in the Company's best interests.
As a result of the annual equity grants under the NACCO Long-Term Equity Plan and the corresponding transfer restrictions, the number of shares of stock that an executive holds generally increases each year. Consequently, NACCO executives will continue to have or accumulate exposure to long-term Company performance notwithstanding any short-term changes in the price of shares of Class A Common. This increased exposure strongly aligns the long-term interests of our NEOs with those of other stockholders.
For 2015, the incentive compensation under the NACCO Long-Term Equity Plan was based on performance against specific business objectives of HBB and NA Coal for the year, as identified in each subsidiary's long-term plan. As reflected on the tables below, those amounts were allocated differently for Mr. Rankin and Ms. Loveman than for Mr. Butler, because Mr. Butler spends a greater portion of his time performing services for NA Coal than our other subsidiaries.
NACCO Long-Term Equity Plan for Mr. Rankin and Ms. Loveman:

Performance Criteria	(A) Initial Weighting Subsidiary Level	(B) Weighting	(C) = (A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(E) = (C) x (D) Payout Percentage
HBB Adjusted Long-Term Operating Profit Margin	50%	50%	25.00%	—	—	100.0%	25.0%
HBB Adjusted Long-Term Net Sales	50%	50%	25.00%	—	—	128.4%	32.1%
HBB Total							57.1%
NA Coal Annual Factor	30%	50%	15.00%	—	—	—	—%
NA Coal Cumulative Factor	30%	50%	15.00%	—	—	—	—%
NA Coal New Project Factor	40%	50%	20.00%	—	—	—	71.2%
NA Coal Total							71.2%
Final Payout Percentage - Mr. Rankin and Ms. Loveman (1)							128.3%

(1)
The Compensation Committee reduced Mr. Rankin's 2015 award by $309,659, which equaled 33% of the amount of his 2012 NACCO Long-Term Equity Plan award that was associated with the NA Coal New Project Factor attributable to the Centennial project. The Compensation Committee determined it was appropriate to apply the same reduction factors it used in making the New Project Adjustment under the NA Coal Long-Term Plan in 2015 explained on page 26 to those NEOs in the NACCO Long-Term Equity Plan who received a 2012 award that was based, in part, on the Centennial project. No adjustment was made to Ms. Loveman's 2015 award since she was not employed by the Company in 2012 when Centennial was acquired.

NACCO Long-Term Equity Plan for Mr. Butler (1): Mr. Butler was promoted to President and CEO of NA Coal effective July 1, 2015. The following tables summarize the performance criteria established by the Compensation Committee under the NACCO Long-Term Equity Plan to determine Mr. Butler's final incentive compensation payment for 2015. 50% of his 2015 long-term award was based on pre-promotion performance factors and 50% of his 2015 long-term award was based on post-promotion performance factors:

Performance Criteria	(A) Initial Weighting Subsidiary Level	(B) Weighting	(C) = (A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(E) = (C) x (D) Payout Percentage
HBB Adjusted Long-Term Operating Profit Margin	50%	25%	12.50%	—	—	100.0%	12.5%
HBB Adjusted Long-Term Net Sales	50%	25%	12.50%	—	—	128.4%	16.1%
HBB Total							28.6%
NA Coal Annual Factor	30%	75%	22.50%	—	—	—	—%
NA Coal Cumulative Factor	30%	75%	22.50%	—	—	—	—%
NA Coal New Project Factor	40%	75%	30.00%	—	—	—	106.7%
NA Coal Total							106.7%
Final Pre-Promotion Payout Percentage - Mr. Butler							135.3%

Performance Criteria	(A) Initial Weighting Subsidiary Level	(B) Weighting	(C) = (A) x (B) Payment Factor	Performance Target	Performance Result	(D) Achievement Percentage	(E) = (C) x (D) Payout Percentage
HBB Adjusted Long-Term Operating Profit Margin	50%	15%	7.50%	—	—	100.0%	7.5%
HBB Adjusted Long-Term Net Sales	50%	15%	7.50%	—	—	128.4%	9.6%
HBB Total							17.1%
NA Coal Annual Factor	30%	85%	25.50%	—	—	—	—%
NA Coal Cumulative Factor	30%	85%	25.50%	—	—	—	—%
NA Coal New Project Factor	40%	85%	34.00%	—	—	—	121.0%
NA Coal Total							121.0%
Final Post-Promotion Payout Percentage - Mr. Butler							138.1%

(1)
Mr. Butler received a blended payout under the NACCO Long-Term Equity Plan to account for his increased post-promotion salary midpoint for the last 6 months of 2015. His payout was calculated as follows: (i) $379,000 (pre-promotion midpoint) x [80.5% (pre-promotion long-term target percent) x (181/365 days from January-June)] x 135.30% = $204,700 PLUS (ii) $637,200 (post-promotion mid-point) x [149.5% (post-promotion long-term target percent) x (184/365 days from July-December)] x 138.10% = $663,187 (rounded), for an initial NACCO Long-Term Equity Plan Award of $867,887. The Compensation Committee then reduced Mr. Butler's 2015 award by $102,518, which equaled 33% of the amount of his 2012 NACCO Long-Term Equity Plan award that was associated with the NA Coal New Project Factor attributable to the Centennial project, for a final cash-based award of $765,369. The 300% maximum applies to Mr. Butler, as the majority of his long-term payout is attributable to the unlimited New Project Factor under the NA Coal Long-Term Plan. The 300% maximum, as calculated using Mr. Butler's pre-promotion long-term target amount as required under Code Section 162(m) is $915,285 ($305,095 x 300%) - see chart on page 24. The amount of Mr. Butler's final cash-based 2015 NACCO Long-Term Equity Plan Award of $765,369 does not exceed this maximum limit.

Other Compensation of Named Executive Officers
Discretionary Restricted Stock Awards. The Company also maintains the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan (the "Supplemental Equity Plan"), which gives the Compensation Committee the flexibility to provide additional discretionary equity compensation. The Compensation Committee did not grant any awards under this plan for services performed in 2015.

Discretionary Cash Bonuses. The Compensation Committee has the authority to grant, and has from time to time granted, discretionary cash bonuses to employees, including the NEOs, in addition to the incentive compensation described above. The Compensation Committee uses discretionary cash bonuses to reward substantial achievement or superior service to the Company and/or its subsidiaries, particularly when such achievement or service is not reflected in the performance criteria established under our incentive plans. No discretionary cash bonuses were awarded to the NEOs for 2015 performance.
Retirement Plans. The material terms of our retirement plans are described below and in the Pension Benefits Table and the Nonqualified Deferred Compensation Table. The Company no longer provides any defined benefit pensions to any employees, including the NEOs.
We provide the NEOs and our other full-time employees with defined contribution retirement benefits. Employer contributions are designed to provide employees with competitive retirement income. The Compensation Committee believes that the target level of retirement benefits gives us the ability to attract and retain talented management employees at the senior executive level and below.
With the exception of Mr. Rankin's retirement benefits, the NEOs and other senior management employees receive the same retirement benefits as all other employees who are employed by the same company. However, the benefits that are provided to the NEOs and other executive officers are provided under a combination of qualified and Excess Plans, while the benefits that are provided to other employees are provided only under qualified plans. The Excess Plans provide retirement benefits that would have been provided under the qualified plans, but that cannot be provided due to various Internal Revenue Service limits and non-discrimination requirements.
Our active retirement plans contain the following three types of benefits: (i) employee deferrals; (ii) matching (or substitute matching) benefits or "safe harbor" employer contributions; and (iii) profit sharing benefits. The compensation that is taken into account under the plans generally includes base salary and short-term incentive payments, but excludes most other forms of compensation, including long-term incentive compensation and other discretionary payments. However, short-term incentive payments are excluded under the HBB plans, except for purposes of calculating profit sharing benefits.
Under the plans, eligible employees other than Mr. Rankin may elect to defer up to 25% of compensation. Mr. Rankin no longer defers any compensation under the retirement plans. The NEOs received employer matching contributions under the following formulas for 2015:

•	Mr. Rankin: 5% of compensation, regardless of amount contributed.

•	Messrs. Butler and Benson and Ms. Loveman: a 5% match on the first 5% of before-tax contributions.

•	Messrs. Trepp and Tidey: 3% employer safe-harbor contribution, regardless of amount contributed.
Eligible employees also receive a profit sharing contribution equal to a specified percentage of compensation. Mr. Rankin's formula and the HBB formula also take into account the employee's age and company performance for the year. As applied to the NEOs in 2015, the range of profit sharing contributions under each applicable formula were:

•	Mr. Rankin: between 7.00% and 16.35% of all eligible compensation and 5.7% of eligible compensation in excess of the Social Security Wage Base for the year.

•	Messrs. Butler and Benson and Ms. Loveman: 6.0% of all eligible compensation and 5.7% of eligible compensation in excess of the Social Security Wage Base for the year.

•	Messrs. Trepp and Tidey: between 4.40% and 9.00% of all eligible compensation and 5.7% of eligible compensation in excess of the Social Security Wage Base for the year.
The NEOs are each 100% vested in their retirement benefits. Benefits under the qualified plans are payable at any time following a termination of employment. Participants have the right to invest their qualified plan account balances among various investment options that are offered by the plans' trustee. Participants can elect various forms of payment including lump sum distributions and installments.
Under the Excess Plans:

•
participants' account balances, other than excess profit sharing benefits, are credited with interest during the year based on the rate of return of the Vanguard RST fixed income fund, which is one of the investment funds under the qualified plans (14% maximum); however, no interest is credited on excess profit sharing benefits;

•
the amounts credited under the Excess Plans each year are paid prior to March 15th of the following year to avoid regulatory complexities and eliminate the risk of non-payment to the executives based on the unfunded nature of the Excess Plans; and

•
the amounts credited under the Excess Plans (other than the portion of the employee deferrals that are in excess of the amount needed to obtain a full employer matching contribution) are increased by 15% to reflect the immediately taxable nature of the payments.

We also maintain accounts for Messrs. Rankin and Benson under deferred compensation plans that were frozen in 2007:

•
Mr. Rankin. Mr. Rankin has accounts under The NACCO Industries, Inc. Unfunded Benefit Plan (the "Frozen NACCO Unfunded Plan") and the Retirement Benefit Plan for Alfred M. Rankin, Jr. (the "Frozen CEO Plan").

•	Mr. Benson. Mr. Benson has an account under The North American Coal Corporation Deferred Compensation Plan for Management Employees (the "Frozen NA Coal Unfunded Plan").
The accounts under the Frozen NACCO Unfunded Plan, the Frozen CEO Plan and the Frozen NA Coal Unfunded Plan (collectively, the "Frozen Retirement Plans"), are subject to the following rules:

•
The frozen accounts are credited with interest each year. Interest on all accounts is credited at the rate of 2% during the year. After year-end, certain sub-accounts were credited with interest under a ROTCE-based formula, with a maximum of 14%. The amount of the annual interest credits, increased by 15% to reflect the immediately taxable nature of the payments, is paid before March 15th of the following year.

•
The frozen accounts (including unpaid interest for the year of payment, if any) will be paid at the earlier of termination of employment (subject to a six-month delay if required under Section 409A of the Internal Revenue Code) or a change in control. Due to his retirement, Mr. Benson's account was paid out in January 2016.

•
When the frozen accounts are paid, a determination will be made whether the highest incremental personal income tax rates and applicable employment tax rates in the year of payment exceed the rates that were in effect in 2008 when all other participants received their nonqualified plan payments. In the event the rates have increased, an additional tax gross-up payment will be paid to the NEO. The Compensation Committee determined that we and not the NEOs should bear the risk of a tax increase after 2008 because the NEOs would have received payment of their frozen accounts in 2008 were it not for the adverse cash flow and income tax impact on us. No other tax gross-ups (such as gross-ups for excise taxes) will be paid.

Other Benefits. All salaried U.S. employees, including the NEOs, participate in a variety of health and welfare benefit plans that are designed to enable us to attract and retain our workforce in a competitive marketplace.

Perquisites and Other Personal Benefits. Although we provide limited perquisites and other personal benefits to certain executives, we do not believe these perquisites and other personal benefits constitute a material component of the executive officer's compensation package. The modest amount of cash paid to the NEOs in lieu of perquisites in 2015 is separately disclosed in the table on page 13 and the limited non-cash perquisites are disclosed in note (5) to the Summary Compensation Table on page 35.
Post-Retirement Consulting Agreement with Mr. Benson. Mr. Benson served as the President and Chief Executive Officer of NA Coal from March 2006 through June 30, 2015 and provided over 38 years of dedicated service to NA Coal. NA Coal grew substantially during his tenure as a result of his leadership skills and knowledge of the coal mining business. As a result, the Board of Directors of NA Coal approved a consulting agreement with Mr. Benson for the period from July 1, 2015 through December 31, 2015. Under the agreement, Mr. Benson served as Vice-Chairman of the Board of Directors of NA Coal and performed consulting services for approximately three days per month. He was paid a fee of $3,500 per day for each day he performed such services, plus expenses. The Board of Directors of NA Coal believes that this fee was reasonable for the advice of an executive with Mr. Benson's level of experience and deep understanding of NA Coal, the coal industry and NA Coal's customers.
No Individual Employment or Severance Agreements. None of the NEOs has an employment agreement that provides for a fixed period of employment, fixed positions or duties, or for a fixed base salary or actual or target incentive bonus.
Upon an NEO's termination of employment with us for any reason, the NEOs (and all other employees) are entitled to:

•	amounts earned during their term of employment, including earned but unpaid salary and accrued but unused vacation and holiday pay; and

•	benefits that are provided under the retirement plans, incentive plans, Excess Plans and Frozen Retirement Plans that are further described in this Proxy Statement.
There are no individual severance contracts with any of the NEOs. Upon termination of employment in certain circumstances and in accordance with the terms of the plans, the NEOs are only entitled to severance pay and continuation of certain health benefits provided under broad-based severance pay plans that are generally available to all salaried employees that provide benefits for a stated period of time based on length of service, with various maximum time periods. The Compensation Committee will consider the facts and circumstances of an NEO's separation to determine whether any material severance payment that is in excess of the amount the NEO is otherwise entitled to receive under the broad-based severance plans is appropriate.
Limited Change in Control Benefits for All Employees. In order to advance the compensation objective of attracting, retaining and motivating qualified management, the Compensation Committee believes that it is appropriate to provide limited change in control protections to our employees. Our NEOs have the same protections as other senior management employees. In the event of a change in control, we provide for:

•	the payment of accrued benefits under our retirement plans;

•	the payment of vested awards for prior years under the subsidiary long-term plans that have been earned but not yet paid; and

•	the payment of a pro-rata target award under the current year's incentive plans.
The Compensation Committee believes that:

•	These change in control payment provisions are appropriate to assure payment to the executives due to the unfunded nature of the benefits provided under these plans.

•
The skills, experience and services of our key management employees are a strong factor in our success and the occurrence of a change in control transaction would create uncertainty for these employees.

•
Some key management employees would consider terminating employment in order to trigger the payment of their unfunded benefits if an immediate payment is not made when a change in control occurs and our limited change in control payment triggers are designed to encourage key management employees to remain employed during and after a change in control.

Importantly, these change in control provisions are not employment agreements and do not guarantee employment for any of the executives for any period of time. In addition, none of the change in control payments will be “grossed up” for any excise taxes imposed on the executives as a result of the receipt of payments upon a change in control.
For a further discussion of the potential payments that may be made to the NEOs in connection with a change in control, see “Potential Payments Upon Termination/Change in Control” beginning on page 38.
Tax and Accounting Implications
Deductibility of Executive Compensation. As part of its role, the Compensation Committee considers the deductibility of executive compensation under Code Section 162(m), which provides that, subject to certain exceptions, we may not deduct compensation of more than $1 million that is paid to any NEO (other than Ms. Loveman who, solely in the role as principal financial officer, and Mr. Benson, since he was not employed on December 31, 2015, are not subject to the restrictions of Code Section 162(m)). For 2015, the NACCO Long-Term Equity Plan, the NACCO Short-Term Plan, the NA Coal Short-Term Plan, the HBB Long-Term Plan and the HBB Short-Term Plan were used so that, together with steps taken by the Compensation Committee in the administration of the plans, payouts on most awards made under the plans should not count towards the $1 million cap that Code Section 162(m) imposes for purposes of federal income tax deductibility.
While the Compensation Committee intends generally for payments under certain of our incentive plans to meet the criteria for federal income tax deductibility under Code Section 162(m), such deductibility is not guaranteed and is only one of the factors considered in setting compensation. The Compensation Committee maintains the flexibility to compensate executive officers based on an overall determination of what it believes is in the best interests of the Company and its stockholders, even if all or a portion of the compensation is determined not to be deductible under applicable law.
Accounting for Stock-Based Compensation. We account for stock-based payments in accordance with the requirements of FASB ASC Topic 718. Based on FASB ASC Topic 718, the grant date of the awards under the NACCO Long-Term Equity Plan for this purpose is the date on which the award shares are issued, which occurs in the year following the year in which the shares are earned. See note (2) to the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for more information regarding accounting treatment of our equity awards.
Other Policies and Considerations
Assessment of Risks in our Compensation Program. As part of its oversight, the Compensation Committee considers the impact of the Company's compensation program on the Company's risk profile. The Committee directed management to annually undertake a detailed risk assessment of our compensation programs. Each year, management, with the assistance of outside legal counsel, reviews our pay practices and incentive programs to identify any potential risks to the Company. Our pay philosophy provides an effective balance of base salary and incentive compensation; short-term and long-term performance measures; financial and, in the case of NA Coal, non-financial performance measures and allows for the use of Compensation Committee discretion. Further, the Company has policies to mitigate compensation-related risk including lengthy holding periods for long-term awards; stated payment caps; insider-trading prohibitions and independent Compensation Committee oversight. The Compensation Committee agreed with the findings of management's assessment for 2015 that (1) our compensation programs are effectively designed to help mitigate conduct that is inconsistent with building long-term value of the Company and (2) the risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines. While the Company encourages the executive officers to own shares of Class A Common, it does not have any formal policy requiring the executive officers to own any specified amount of Class A Common. However, the shares of Class A Common granted under the NACCO Long-Term Equity Plan generally must be held for a period of ten years, which can result in the executive officers of NACCO being required to hold a significant accumulation of Class A Common during their careers. Executive officers of the subsidiaries do not have a similar requirement as they are compensated based on the performance of the applicable subsidiary and not on the performance of the Company as a whole and, as a result, do not receive shares of Class A Common.
Role of Executive Officers in Compensation Decisions. Our management, in particular the CEO of the Company and the CEO of each subsidiary, reviews our goals and objectives relevant to the compensation of our executive officers. Mr. Rankin annually reviews the performance of each executive officer (other than his performance which is reviewed by the Compensation Committee) and makes recommendations based on these reviews, including with respect to salary adjustments and incentive compensation award amounts, to the Compensation Committee. In addition to the CEO recommendations, the Compensation Committee considers recommendations made by the Hay Group, our independent outside compensation consultant, which bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of our policies and objectives, as described above. The Compensation Committee may exercise its discretion in modifying any recommended adjustments or awards to executive officers. After considering these recommendations, the Compensation Committee determines the base salary and incentive compensation levels for the executive officers, including each NEO, and any additional discretionary payments.
Executive Compensation Program for 2016 and Impact of "Say on Pay" Stockholder Vote
When setting executive compensation for 2016, the Compensation Committee took into account the results of the stockholder advisory vote on executive compensation that occurred at our 2014 annual meeting of stockholders. At that meeting, we again received strong support for our compensation program, with over 99% of the votes cast approving our advisory vote on executive compensation. The Compensation Committee believes that this overwhelming support reinforces the philosophy and objectives of our executive compensation program and applied the same principles in determining the amounts and types of executive compensation for 2016. Our executive compensation program for 2016 is structured in a manner similar to the 2014 and 2015 programs.
Principal changes for 2016 include (1) modifications to salary midpoints and base salaries in view of internal considerations as well as marketplace practice as reflected in analyses, general survey data relating to salary trends and the recommendations of the Hay Group based on an updated All Industrials survey and (2) changes to certain performance measures, weightings and/or targets for the incentive compensation plans based on management recommendations as to the performance objectives of the particular business for 2016 or to better incentivize certain groups of participants.
The following additional changes have been made to our compensation program for 2016:

•	Suspension of KC Long-Term Plan for 2016. The Compensation Committee again suspended the KC long-term incentive compensation plan for the 2016 calendar year.

•
Adoption of Successor NA Coal Long-Term Incentive Plan. The current NA Coal Long-Term Plan was in effect from 2006 and ended on December 31, 2015. Due to the current regulatory environment surrounding the coal industry, the Compensation Committee no longer believes that employees should have a significant portion of their incentive compensation based solely on obtaining and maintaining long-term contracts and projects. As such, the NA Coal Long-Term Plan was replaced with the Successor NA Coal Long-Term Plan that was adopted by the NA Coal Compensation Committee effective as of January 1, 2016, subject to stockholder approval in order to satisfy one of the requirements of Code Section 162(m). See "Approval of Successor NA Coal Long-Term Plan for Purposes of Code Section 162(m)" on page 48.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.
JOHN P. JUMPER          JAMES A. RATNER RICHARD DE J. OSBORNE                                  Chairman

Summary Compensation Table

The following table sets forth the compensation for services of our NEOs in all capacities to the Company and its subsidiaries.
SUMMARY COMPENSATION TABLE
For Fiscal Year Ended December 31, 2015

Name and Principal Position	Year	Salary(1)($)	Stock Awards(2)($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value(3) and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)(5)	Total ($)
Alfred M. Rankin, Jr.; Chairman, President and CEO of NACCO; Chairman of HBB, NA Coal and KC	2015	$576,604	$1,112,360	$1,291,993	(6)	$647,779	$248,250	$3,876,986
	2014	$542,480	$1,411,697	$1,082,454	(6)	$528,393	$203,877	$3,768,901
	2013	$517,600	$818,989	$733,353	(6)	$1,674,214	$244,055	$3,988,211
Elizabeth I. Loveman; Vice President, Controller and Principal Financial Officer, NACCO (7)	2015	$202,722	$66,201	$117,744	(6)	$31	$37,571	$424,269
	2014	$178,683	$50,337	$75,049	(6)	$—	$30,527	$334,596
Gregory H. Trepp; President and CEO of HBB and CEO of KC	2015	$599,450	$—	$1,321,553	(8)	$229,303	$137,529	$2,287,835
	2014	$572,571	$—	$1,421,759		$185,884	$144,161	$2,324,375
	2013	$546,972	$—	$1,327,504		$211,444	$147,030	$2,232,950
J.C. Butler, Jr.; Senior Vice President-Finance, Treasurer and Chief Administrative Officer of NACCO and President and CEO of NA Coal	2015	$473,045	$422,728	$552,153	(6)	$9,099	$93,820	$1,550,845
	2014	$382,944	$275,357	$236,553	(6)	$8,043	$85,864	$988,761
	2013	$359,200	$83,514	$177,167	(6)	$6,652	$76,851	$703,384
Robert L. Benson; Former Vice-Chairman and President and CEO of NA Coal	2015	$309,510	$—	$738,625	(9)	$6,482	$281,187	$1,335,804
	2014	$596,558	$—	$1,194,553		$194,758	$165,076	$2,150,945
	2013	$569,817	$—	$370,840		$70,757	$178,852	$1,190,266
R. Scott Tidey; Senior Vice President North American Sales & Marketing of HBB (10)	2015	$356,096	$—	$462,532	(8)	$51,985	$66,735	$937,348

(1)	The amounts reported under the “Salary” column include both base salary and the perquisite allowance.

(2)
The amounts reported in the Stock Awards column are the grant date fair value of the stock issued under the NACCO Long-Term Equity Plan, computed in accordance with FASB ASC Topic 718. Refer to the table on page 24 under "Long-Term Incentive Compensation" to determine the target long-term awards, as well as the cash-denominated award payouts for 2015 under the NACCO Long-Term Equity Plan.

(3)
Amounts listed in this column include the aggregate increase in the actuarial present value of accumulated plan benefits under our frozen defined benefit pension plans, as described in the Pension Benefits Table on page 41. For 2015, $0 is included for Messrs. Benson and Tidey because the actuarial present value of their pension benefits decreased from 2014 to 2015. $0 is also included for Messrs. Rankin, Butler and Trepp and Ms. Loveman because they do not participate in any of our frozen pension plans.

(4)
Amounts listed in this column also reflect the interest that is in excess of 120% of the long-term applicable federal rate, compounded monthly, that was credited to the executives' accounts under the plans described in the Nonqualified Deferred Compensation Table on page 40.

(5)	All other compensation earned during 2015 for each of the NEOs is as follows:

	Alfred M. Rankin, Jr.	Elizabeth I. Loveman	Gregory H. Trepp	J.C. Butler, Jr.	Robert L. Benson	R. Scott Tidey
Employer Qualified Matching Contributions	$0	$12,579	$0	$13,250	$13,250	$0
Employer Excess Plan Matching Contributions	$46,256	$0	$0	$15,071	$10,242	$0
Employer Qualified Profit Sharing Contributions	$0	$22,421	$11,275	$21,750	$21,750	$11,275
Employer Excess Plan Profit Sharing Contributions	$152,160	$260	$105,428	$37,767	$26,467	$43,732
Other Qualified Employer Retirement Contributions	$0	$0	$7,950	$0	$0	$7,950
Other Excess Plan Employer Retirement Contributions	$25,140	$0	$10,033	$0	$0	$2,733
Employer Paid Life Insurance Premiums	$22,401	$1,027	$1,349	$3,808	$8,613	$805
Perquisites and Other Personal Benefits	$0	$0	$0	$450	$9,072	$0
Tax Gross-Ups	$0	$0	$0	$140	$39,121	$0
Other	$2,293	$1,284	$1,494	$1,584	$152,672	$240
Total	$248,250	$37,571	$137,529	$93,820	$281,187	$66,735
The Company does not provide Mr. Rankin with any tax-favored or defined benefit pension benefits. Of the amount shown above for Mr. Rankin, $223,556 represents non-qualified defined contribution retirement benefits earned in 2015.
Mr. Benson's perquisites are spousal travel and meal expenses and various retirement gifts and the amounts listed as tax gross-ups are (i) the $36,463 gross-up on his Frozen NA Coal Unfunded Plan balance that was paid in January 2016, as described under "Retirement Plans" on page 29 and (ii) a $2,658 gross-up on his retirement gifts. Mr. Butler's perquisite is an airline club membership and his tax gross-up was on his 20-year service award. Amounts listed in “Other” include employer-paid premiums for personal excess liability insurance, executive travel accident insurance premiums, wellness subsidies, service awards, flex payments in lieu of medical, dental and life insurance, the value of HBB merchandise provided in connection with a Board of Directors meeting held at HBB's headquarters and, for Mr. Benson, (i) post-retirement consulting fees of $72,662, (ii) unused vacation pay of $69,914 and (iii) unused floating holiday pay of $8,812.

(6)	The amounts listed are the cash payments under the NACCO Short-Term Plan and the cash portion (approximately 35%) of the award under the NACCO Long-Term Equity Plan.

(7)	Ms. Loveman was not an NEO for 2013.

(8)
The amount listed for 2015 includes a cash payment of $375,566 to Mr. Trepp and $159,559 to Mr. Tidey under the HBB Short-Term Plan and $945,987 to Mr. Trepp and $302,973 to Mr. Tidey representing the value of their awards under the HBB Long-Term Plan.

(9)	The amount listed for 2015 includes a cash payment of $183,630 to Mr. Benson under the NA Coal Short-Term Plan and $554,995 representing the value of his award under the NA Coal Long-Term Plan.

(10)	Mr. Tidey was not an NEO for 2013 or 2014.

Grants of Plan-Based Awards

The following table sets forth information concerning all awards granted to the NEOs for fiscal year 2015. There are no estimated payouts in the future under our incentive plans.
GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2015

				(A) Estimated Future or Possible Payouts Under Non-Equity Incentive Plan Awards		(B) Estimated Future or Possible Payouts Under Equity Incentive Plan Awards		Grant Date Fair Value of Stock Awards (2) ($)
Name	Grant Date	Plan Name (1)		Target ($)	Maximum ($)	Target ($)	Maximum ($)
Alfred M. Rankin, Jr.	N/A	NACCO Short-Term Plan	(3)	$629,930	$944,895	N/A	N/A	N/A
	2/11/2016	NACCO Long-Term Equity Plan	(4)	$633,867	$1,901,601	$1,177,182	$3,531,546	$1,112,360
Elizabeth I. Loveman	N/A	NACCO Short-Term Plan	(3)	$81,270	$121,905	N/A	N/A	N/A
	2/11/2016	NACCO Long-Term Equity Plan	(4)	$32,711	$98,133	$60,750	$182,250	$66,201
Gregory H. Trepp	N/A	HBB Short-Term Plan	(3)	$446,040	$669,060	N/A	N/A	N/A
	N/A	HBB Long-Term Plan	(5)	$828,360	$1,242,540	N/A	N/A	N/A
J.C. Butler, Jr.	N/A	NACCO Short-Term Plan	(3)	$189,500	$284,250	N/A	N/A	N/A
	2/11/2016	NACCO Long-Term Equity Plan	(4)	$106,783	$320,349	$198,312	$594,936	$422,728
Robert L. Benson	N/A	NA Coal Short-Term Plan	(3)	$423,500	$635,250	N/A	N/A	N/A
	N/A	NA Coal Long-Term Plan	(5)	$786,500	N/A (6)	N/A	N/A	N/A
R. Scott Tidey	N/A	HBB Short-Term Plan	(3)	$189,500	$284,250	N/A	N/A	N/A
	N/A	HBB Long-Term Plan	(5)	$265,300	$397,950	N/A	N/A	N/A

(1)	There are no minimum or threshold payouts under any of our incentive plans.

(2)
Amounts in this column reflect the grant date fair value of shares of stock that were granted and issued to Messrs. Rankin and Butler and Ms. Loveman under the NACCO Long-Term Equity Plan determined in accordance with FASB ASC Topic 718. These amounts are also reflected in the Summary Compensation Table.

(3)
Awards under the short-term plans are based on a one-year performance period that consists solely of the 2015 calendar year. The awards are paid out as soon as practicable after they are approved by the Compensation Committee so there is no payout opportunity for post-2015 years under these plans. The amounts disclosed are the target and maximum awards that were established by the Compensation Committee in early 2015. Although Mr. Butler was promoted effective July 1, 2015 and his salary midpoint was increased as a result of the promotion, his incentive compensation targets were not increased due to Code Section 162(m) limitations. The amount the NEOs actually received is disclosed in the Summary Compensation Table.

(4)
Awards under the NACCO Long-Term Equity Plan are based on a one-year performance period that consists solely of the 2015 calendar year. The awards are paid out, partially in restricted stock and partially in cash, as soon as practicable after they are approved by the Compensation Committee so there is no payout opportunity for post-2015 years under the plan. The stock portion of the awards are subject to transfer restrictions, generally for a period of 10 years from the grant date, as described under the "NACCO Long-Term Equity Plan" beginning on page 26. The amounts disclosed are the dollar values of the target and maximum awards that were established by the Compensation Committee in early 2015. Although Mr. Butler was promoted on July 1, 2015 and his salary midpoint was increased as a result of the promotion, his incentive compensation targets were not increased due to Code Section 162(m) limitations. The targets listed include the 15% increase to account for the immediately taxable nature of the equity awards and were calculated using the 300% maximum award value. The 35% cash portion of the award is listed in column (A) of this table. The 65% stock portion of the award is listed in column (B) of this table. The amount the NEOs actually received is disclosed in the Summary Compensation Table.

(5)	These amounts reflect the dollar value of the award targets for Messrs. Trepp, Benson and Tidey for the 2015 award year under their respective long-term plans.

(6)	As described in more detail beginning on page 25, due to its unique nature, there is no maximum award limit under the current NA Coal Long-Term Plan.

Equity Compensation

Messrs. Rankin and Butler and Ms. Loveman participate in the NACCO Long-Term Equity Plan. Awards are based on one-year performance periods and are immediately vested and paid when approved by the Compensation Committee. Therefore, no equity awards remain outstanding for the year ended December 31, 2015. They and other employees are also eligible to receive discretionary equity awards under the Supplemental Equity Plan.
Awards under the long-term equity plans are paid partially in cash and partially in the form of fully vested shares of restricted stock that are subject to transfer restrictions generally for a period of ten years from the date of grant. Refer to “NACCO Long-Term Equity Plan" beginning on page 26 and note (4) of the "Grants of Plan-Based Awards" table on page 37 for additional information regarding our equity awards.
The following table reflects the stock awards issued under the NACCO Long-Term Equity Plan for 2015 performance. No stock awards were issued under the Supplemental Equity Plan for 2015 services.
STOCK VESTED
For Fiscal Year Ended December 31, 2015

Named Executive Officer	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Alfred M. Rankin, Jr.	24,885	$1,112,360
Elizabeth I. Loveman	1,481	$66,201
Gregory H. Trepp	—	$0
J.C. Butler, Jr.	9,457	$422,728
Robert L. Benson	—	$0
R. Scott Tidey	—	$0
(1) The value realized on vesting is the average of the high and low price of Class A Common ($44.70) on the February 11, 2016 grant date under the NACCO Long-Term Equity Plan for the 2015 awards, multiplied by the number of award shares received when granted, which is also the vesting date.
Stock Options
The Compensation Committee did not grant any stock options under the Company's 1975 Stock Option Plan or 1981 Stock Option Plan during the fiscal year ended December 31, 2015 to any person, including the NEOs. The Compensation Committee has not granted stock options since 1989 in the belief that the likely value realized is unclear both in amount and in its relationship to performance. On December 31, 2015, there were no outstanding options to purchase shares of Class A Common or Class B Common.

Potential Payments Upon Termination/Change in Control

As discussed in “Limited Change in Control Benefits for All Employees” on page 31, the following change in control provisions are contained in our incentive plans and retirement plans:

•
the account balances as of the date of the change in control in our Excess Plans, Frozen Retirement Plans and subsidiary long-term incentive plans will be paid in a lump sum payment in the event of a change in control of the Company or the participant's employer; and

•	participants will also receive a pro-rated target award for the year of the change in control under our incentive plans.
For purposes of calculating the amount of any potential payments to the NEOs under the table below, we have assumed that a change in control occurred on December 31, 2015. We believe that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable. However, there can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or if any assumption is not correct in fact.
POTENTIAL PAYMENTS UPON TERMINATION/CHANGE IN CONTROL

Name	Estimated Total Value of Payments Based on Incentive Plan Award Targets in Year of Change in Control ($)(1)	Estimated Total Value of Cash Payments Based on Balance in Subsidiary Long-Term Plans in Year of Change in Control ($)(2)	Estimated Total Value of Cash Payments Based on Excess Plan and Frozen Retirement Plan Account Balance($)(3)	Estimated Total Value of all Payments on Change in Control ($)(4)
Alfred M. Rankin, Jr.	$2,440,979	N/A	$13,982,778	$16,423,757
Elizabeth I. Loveman	$174,731	N/A	$299	$175,030
Gregory H. Trepp	$1,274,400	$3,006,714	$132,796	$4,413,910
J.C. Butler, Jr.	$494,595	N/A	$91,045	$585,640
Robert L. Benson (5)	N/A	N/A	N/A	N/A
R. Scott Tidey	$454,800	$647,841	$53,440	$1,156,081

(1)
This column reflects the award targets under the 2015 incentive plans for the NEOs. Under the change in control provisions of the plans, the NEOs would have been entitled to receive their award targets for 2015 if a change in control had occurred on December 31, 2015. Awards under the NACCO Long-Term Equity Plan are denominated in dollars and the amounts shown in the above-table reflect the dollar-denominated 2015 target awards. As described in note (4) to the Grants of Plan-Based Awards Table, Messrs. Rankin and Butler and Ms. Loveman would receive approximately 35% of the value of the award in cash, and the remainder in shares of restricted Class A Common. The amount shown for Mr. Butler is based on his pre-promotion annualized targets, as required by Code Section 162(m) restrictions.

(2)
This column reflects the December 31, 2015 account balances under the HBB Long-Term Plan, excluding the 2015 award (which is reflected in Column (1)). Under the change in control provisions of that plan, Messrs. Trepp and Tidey would have been entitled to accelerate the payment of their account balances if a change in control had occurred on December 31, 2015. The amounts shown were earned for services performed in years prior to 2015. The HBB Long-Term Plan awards are already 100% vested. Except as already reflected in Column (1), no additional amounts are paid under the plan due to a change in control. There are no accrued balances under the NACCO Long-Term Equity Plan.

(3)
This column reflects the account balances of the NEOs as of December 31, 2015 under the Excess Plans and Frozen Retirement Plans. Under the change in control provisions of those plans, the NEOs would have been entitled to accelerate the payment of their account balances if a change in control had occurred on December 31, 2015. No additional amounts are paid due to a change in control. The majority of the amounts shown for Mr. Rankin were earned for services performed prior to 2008 and are already100% vested. These plans are discussed in more detail under “Nonqualified Deferred Compensation Benefits” on page 40.

(4)
A “change in control” for purposes of these plans generally consists of any of the following; provided that the event otherwise qualifies as a change in control under the regulations issued under Section 409A of the Code:

(A) An acquisition of more than 50% of the voting securities of the Company (for those plans that cover the employees of the Company) or the voting securities of the subsidiary (for those plans which cover the employees of the subsidiary); other than acquisitions directly from the Company or the subsidiary, as applicable, involving (i) any employee benefit plan; (ii) the Company; (iii) the applicable subsidiary or one of its affiliates; or (iv) the parties to the stockholders' agreement discussed under “Amount and Nature of Beneficial Ownership - Class B Common Stock” on page 56.
(B) The members of the Company's current Board of Directors (and their approved successors) ceasing to constitute a majority of the Company's Board of Directors or, if applicable, the board of directors of a successor of the Company.
(C) For those plans that cover the employees of a subsidiary, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the subsidiary and its affiliates, excluding a business combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the applicable entity immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor.
(D) For all plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction involving the Company excluding, however, a business combination pursuant to which both of the following apply: (i) the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the Company immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor; and (ii) at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company providing for such business combination, at least a majority of the members of the Board of Directors of the Company were incumbent directors.

(5)
Because Mr. Benson retired from NA Coal on June 30, 2015, he would not have been entitled to any potential change in control payments if a change in control had occurred on December 31, 2015. The amounts he received for services performed in 2016 are shown on the Summary Compensation Table on page 35.

Nonqualified Deferred Compensation Benefits

Refer to "Retirement Plans" beginning on page 29 for a detailed description of our nonqualified deferred compensation plans. The following table sets forth information concerning benefits earned by, and paid to, the NEOs under our nonqualified defined contribution, deferred compensation plans.
NONQUALIFIED DEFERRED COMPENSATION
For Fiscal Year Ended December 31, 2015

Name	Applicable Plan	Executive Contributions in 2015 ($)(1)	Employer Contributions in 2015 ($)(2)	Aggregate Earnings in 2015 ($)(2)	Aggregate Withdrawals/ Distributions in 2015 ($)	Aggregate Balance at December 31, 2015 ($)
Alfred M. Rankin, Jr.	Frozen NACCO Unfunded Plan	$0(3)	$0(3)	$331,347	$295,295(4)	$4,438,063(5)
	Frozen CEO Plan	$0(3)	$0(3)	$693,355	$617,911(4)	$9,286,799(6)
	NACCO Excess Plan	$0(3)	$223,556	$34,360	$207,077	$257,916(7)
Elizabeth I. Loveman	NA Coal Excess Plan	$0	$260	$39	$0	$299(7)
Gregory H. Trepp	HBB Excess Plan	$0(3)	$115,461	$17,335	$137,951	$132,796(7)
	HBB Long-Term Plan	$0(3)	$945,987	$315,583	$641,474	$3,952,701(8)
J.C. Butler, Jr.	NA Coal Excess Plan	$27,314	$52,838	$10,893	$81,302	$91,045(7)
Robert L. Benson	NA Coal Excess Plan	$28,984	$36,709	$8,257	$198,543	$73,950(7)
	Frozen NA Coal Unfunded Plan	$0(3)	$36,483(3)	$10,665	$29,043(4)	$506,602(9)
	NA Coal Long-Term Plan	$0(3)	$554,995	$119,606	$0	$6,013,029(10)
R. Scott Tidey	HBB Excess Plan	$0(3)	$46,465	$6,975	$49,488	$53,440(7)
	HBB Long-Term Plan	$0(3)	$302,973	$67,997	$133,623	$950,814(8)

(1)	These amounts, which were otherwise payable in 2015 but were deferred at the election of the NEOs, are included in the Summary Compensation Table.

(2)
All employer contributions and the "above-market earnings" portion (i.e., the interest earned in excess of 120% of the long-term applicable federal rate) of the amounts shown in the "Aggregate Earnings" column are also included in the Summary Compensation Table.

(3)
In 2015, the only employer contribution that was made to the Frozen Retirement Plans was the tax gross-up payment required for Mr. Benson as described on page 30. No employee contributions are made to the Frozen Retirement Plans, the NACCO Excess Plan, the NA Coal and HBB Long-Term Plans or the HBB Excess Plan.

(4)
The interest that is accrued under the Frozen Retirement Plans each calendar year is paid to those NEOs no later than March 15th of the following year. Because the interest that was credited to their accounts for 2014 was paid in 2015, it is reflected as a distribution for 2015.

(5)
Of Mr. Rankin's December 31, 2015 account balance, $200,525 is reported in the 2015 Summary Compensation Table and the entire account balance was previously reported in prior Summary Compensation Tables.

(6)
Of Mr. Rankin's December 31, 2015 account balance, $419,604 is reported in the 2015 Summary Compensation Table and the entire account balance was previously reported in prior Summary Compensation Tables. In addition to the substitute matching benefits and profit sharing benefits previously described that Mr. Rankin receives under the NACCO Excess Plan, he also annually receives a benefit of $25,140 credited to his account under this plan.

(7)
The NEOs receive payment of the amounts earned under the Excess Plans for each calendar year (including interest) no later than March 15th of the following year. Because the payments for 2014 were made in 2015, they are reflected as a distribution in 2015. Because the payments for 2015 are made in 2016, they are reflected in the NEO's aggregate balance as of December 31, 2015 and are not reflected as a distribution in 2015. Since the total account balance is paid out each year, none of their current account balances was previously reported in prior Summary Compensation Tables.

(8)
$1,161,278 of Mr. Trepp's account balance and $349,361 of Mr. Tidey's balance is reported in the 2015 Summary Compensation Table and the entire amount of Mr. Trepp's account balance and $0 of Mr. Tidey's balance was previously reported in prior Summary Compensation Tables.

(9)
None of Mr. Benson's December 31, 2015 account balance is reported in the 2015 Summary Compensation Table and $316,057 of his account balance was previously reported in prior Summary Compensation Tables.

(10)
$554,995 of Mr. Benson's account balance is reported in the 2015 Summary Compensation Table and $4,967,795 of his account balance was previously reported in prior Summary Compensation Tables. Mr. Benson's ending account balance reflects the $359,652 reduction for the Centennial New Project Adjustment taken in 2015 by the Compensation Committee described on page 26.

Defined Benefit Pension Plans

The following table sets forth information concerning defined benefit pension benefits earned by, and paid to, the NEOs under our frozen qualified and nonqualified pension plans:
PENSION BENEFITS
As of Fiscal Year Ended December 31, 2015

Named Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Alfred M. Rankin, Jr.; Elizabeth I. Loveman; Gregory H. Trepp and J.C. Butler, Jr.	N/A (2)	N/A	N/A	N/A
Robert L. Benson (3) (4)	Combined Plan	28.10	$823,638	$29,386
	Supplemental Plan	28.10	$766,715	$26,864
R. Scott Tidey (4) (5)	HBB Plan	3.00	$11,313	$0

(1)
The amounts shown were determined as of December 31, 2015, which is the measurement date used in the Company's financial statements for pension benefits. In determining the amounts shown, the following material assumptions were used:

•	a discount rate of 4.20% for the Combined Plan, 3.90% for the Supplemental Plan and 3.70% for the HBB Plan;

•	the RP2014 mortality table, projected generationally from 2006 with scale MP 2015 with no adjustments; and

•
the assumed retirement age is the earlier of (i) the plan's stated normal retirement age or (ii) the earliest age at which retirement benefits are available without reduction for age, with no pre-retirement decrement. As of the 2015 measurement date, Mr. Benson had reached age 68, which is his assumed retirement age in 2015.

(2)	Messrs. Rankin, Trepp and Butler and Ms. Loveman never participated in any of our frozen pension plans.

(3)
Mr. Benson's credited service taken into account to determine his pension benefits was frozen on December 31, 2004. His qualified pension is provided under the Combined Defined Benefit Plan of NACCO Industries, Inc. and its Subsidiaries (the "Combined Plan") and his non-qualified pension is provided under the Supplemental Plan. His benefit was frozen December 31, 2004, but was increased by a cost-of-living adjustment through December 31, 2013. His pension is computed under the following formula: (1) 1.1% of “final average pay” multiplied by years of credited service up to 30, plus (2) 0.5% of final average pay multiplied by years of credited service in excess of 30. Additional benefits are paid for earnings in excess of “covered compensation” taken into account for federal Social Security purposes. “Final average pay” is his average annual earnings for the highest five years during the last ten years prior to the freeze date. Pension benefits are offset by, among other things, Social Security benefits and amounts received under annuity contracts purchased for prior terminated pension plans. Mr. Benson started his unreduced pension in July 2015 following his retirement.

(4)
Messrs. Benson and Tidey are both 100% vested in their pension benefits. Pensionable earnings under all pension plans included only base salary, cash in lieu of perquisites and short-term incentive compensation payments and excluded all other forms of compensation. The normal form of payment is a single life annuity for unmarried participants and a 50% or 75% joint and survivor annuity for married participants. Other forms of annuity payments are also available. Annuity benefits are reduced to reflect the survivorship protection. Mr. Tidey may also elect to take his cash balance benefits in the form of a lump sum.

(5)
Mr. Tidey earned a cash balance pension benefit under the Hamilton Beach Brands, Inc. Pension Plan (the "HBB Plan") from January 1, 1994 through December 31, 1996 when the cash balance benefits were frozen. His cash balance benefits were computed based on a percentage of pensionable earnings, using an age-based formula. His frozen cash balance account continues to earn interest. Mr. Tidey may take a distribution of his cash balance benefits at any time following his termination of employment.

PROPOSALS TO BE VOTED ON AT THE 2016 ANNUAL MEETING

PROPOSAL 1 - ELECTION OF DIRECTORS
Director-Nominee Information
Our Board of Directors has nominated nine directors for election at the Annual Meeting. The directors will hold office from election until the next annual meeting and until their successors are elected or until their death, resignation or removal. All of the nominees named in the following table are currently NACCO directors who were elected at our 2015 annual meeting of stockholders. It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees unless contrary instructions are received. We have no reason to believe that any of the nominees will be unable to serve if elected. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.
The disclosure below provides biographical information about each director nominee. We have also highlighted certain notable qualifications and skills that led our Board of Directors to the conclusion that each of them should serve as a director. We believe that the nomination of each of our director nominees is in the best long-term interests of our stockholders, as each individual possesses the highest personal and professional ethics, integrity and values, and has the judgment, skill, independence and experience required to serve as a member of our Board of Directors. Each director has also demonstrated a strong commitment of service to the Company.

Scott S. Cowen: Age 69; Director Since 2015

President Emeritus and Distinguished University Professor of Tulane University. Senior Advisor at Boston Consulting Group. Former professor and Dean of Weatherhead School of Management at Case Western Reserve University. From prior to 2011 to present, Director of Forest City Investment Trust, Inc. (a real estate investment trust) and Director of Newell Rubbermaid, Inc. From 2014 to present, Director of Barnes & Noble, Inc. From prior to 2011 to 2012, Director of Jo-Ann Stores, Inc. (privately held). From prior to 2011 to 2013, Director of American Greetings Corporation (privately held).

Dr. Cowen's qualifications to serve on our Board of Directors include his experience as the chief administrator of Tulane University and as a former professor and Dean of Weatherhead School of Management, as well as his service on the boards of directors of other publicly traded and private corporations. Dr. Cowen provides our Board of Directors with financial, accounting, and strategic planning expertise gained through his career in academia and his service on the boards of directors and audit committees of corporations in the consumer products, retail and real estate industries.

John P. Jumper: Age 71; Director Since 2012

Director (since 2013), former Chairman of the Board (from 2013 to 2015) and former CEO (from 2013 to 2014) of Leidos Holdings, Inc. (an applied technology company). Retired Chief of Staff, United States Air Force. From 2012 to present, Director of Hyster-Yale. From 2012 to 2013, CEO and Chairman of the Board of Science Applications International Corporation (a government services company). From prior to 2011 to 2013, Director of Science Applications International Corporation. From prior to 2011 until 2012, Director of Wesco Aircraft Holding, Inc. From prior to 2011 until 2012, Director of Jacobs Engineering, Inc. From prior to 2011 to 2012, Director of Goodrich Corporation.

Through his extensive military career, including as the highest-ranking officer in the U.S. Air Force, General Jumper developed valuable and proven leadership and management skills that make him a significant contributor to our Board of Directors. In addition, General Jumper's service on the boards of other publicly traded corporations and his experience as Chairman and CEO of two major publicly traded companies allow him to provide valuable insight to the Board of Directors on matters of corporate governance and executive compensation policies and practices.

Dennis W. LaBarre: Age 73; Director Since 1982
Retired Partner of Jones Day (a law firm). From January 2014 to December 2014, Of Counsel of Jones Day. Partner of Jones Day from prior to 2011 to 2013. Director of Hyster-Yale.

Mr. LaBarre is a lawyer with broad experience counseling boards and senior management of publicly traded and private corporations regarding corporate governance, compliance and other domestic and international business and transactional issues. In addition, he was a member of senior management of a major international law firm for more than 30 years. These experiences enable him to provide our Board of Directors with an expansive view of the legal and business issues pertinent to the Company, which is further enhanced by his extensive knowledge of us as a result of his many years of service on our Board of Directors and through his involvement with its committees.

Richard de J. Osborne - Age 82; Director Since 1998
Retired Chairman and CEO of ASARCO Incorporated (a leading producer of non-ferrous metals). From prior to 2011 to present, non-executive Chairman of the Board of Directors of Datawatch Corp.

Mr. Osborne's experience as chairman, CEO and chief financial officer of a leading producer of non-ferrous metals enables him to provide our Board of Directors with a wealth of experience in and understanding of the mining industry. From this experience, as well as his past and current service on the boards of other publicly traded corporations, Mr. Osborne offers our Board of Directors a comprehensive perspective for developing corporate strategies and managing risks of a major publicly-traded corporation.

Alfred M. Rankin, Jr. - Age 74; Director Since 1972

Chairman, President and CEO of the Company. Chairman of the Board of each of our principal wholly-owned subsidiaries: NA Coal, HBB and KC. Also, Chairman, President and CEO of Hyster-Yale and Chairman of its principal operating subsidiary, Hyster-Yale Group. Also, Director of Hyster-Yale. From prior to 2011 to 2014, Director of The Vanguard Group. From prior to 2011 to 2012, Chairman of the Board of Directors of the Federal Reserve Bank of Cleveland. From prior to 2011 to 2012, Director of Goodrich Corporation.

In over 40 years of service to the Company as a Director and over 25 years in senior management, Mr. Rankin has amassed extensive knowledge of all of our strategies and operations. In addition to his extensive knowledge of the Company, he also brings to our Board of Directors unique insight resulting from his service on the boards of other publicly-traded corporations and former service on the Board of Directors of the Federal Reserve Bank of Cleveland. Additionally, through his dedicated service to many of Cleveland's cultural institutions, he provides a valuable link between our Board of Directors, the Company and the community surrounding our corporate headquarters.

James A. Ratner: Age 71; Director Since 2012
Executive Vice President of Forest City Realty Trust, Inc.

Mr. Ratner's experience in senior management of a major publicly traded company and his service on the boards of many of Cleveland's civic and cultural institutions provides our Board of Directors with valuable insight into corporate governance and strategy and provides a valuable link between our Board of Directors, the Company and the community surrounding our corporate headquarters.

Britton T. Taplin: Age 59; Director Since 1992
Self-employed (personal investments). Mr. Taplin also serves as a Director of Hyster-Yale.

Mr. Taplin is the grandson of the founder of the Company and brings the perspective of a long-term stockholder to our Board of Directors.

David F. Taplin: Age 66; Director Since 1997
Self-employed (tree farming).

Mr. Taplin is the grandson of the founder of the Company and brings the perspective of a long-term stockholder to our Board of Directors.

David B.H. Williams: Age 46; Director Since 2012
Partner in the law firm of Williams, Bax & Saltzman, P.C.

Mr. Williams is a lawyer with over 20 years of experience providing legal counsel to businesses in connection with litigation and commercial matters. Mr. Williams' substantial experience as a litigator and commercial advisor enables him to provide valuable insight on business and legal issues pertinent to the Company.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES PRESENTED IN PROPOSAL 1.

Procedures for Submission and Consideration of Director Candidates
Stockholder recommendations for nominees for election to our Board of Directors must be submitted to NACCO Industries, Inc., 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary, and must be received at our offices on or before December 31 of each year in anticipation of the following year's annual meeting of stockholders. The NCG Committee will consider such recommendations if they are in writing and set forth the following information:

1.
the name and address of the stockholder recommending the candidate for consideration as such information appears on our records, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's beneficial ownership of such shares or such person's authority to act on behalf of such entity;

2.
complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;

3.	the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our directors;

4.	the disclosure of any relationship the candidate has with us or any of our subsidiaries or affiliates, whether direct or indirect;

5.
a description of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a director, if elected; and

6.
a written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual's background, education, experience and other qualifications and will consent to be named in our Proxy Statement and to serve as one of our directors, if elected.

The NCG Committee has not specifically identified or published qualifications, qualities or skills that our directors must possess. In evaluating director nominees, the NCG Committee will consider such factors as it deems appropriate, and other factors identified by our Board of Directors. The NCG Committee will consider factors such as judgment, skill, ethics, integrity, values, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character and the interplay of the candidate's experience and approach to addressing business issues with the experience and approach of incumbent members of our Board of Directors and other new director candidates. The NCG Committee's goal in selecting directors for nomination to our Board of Directors is generally to seek a well-balanced membership that combines a diversity of experience and skill in order to enable us to pursue our strategic objectives.
The NCG Committee will consider all information provided to it that is relevant to a candidate's nomination as one of our directors. Following such consideration, the NCG Committee may seek additional information regarding, and may request an interview with, any candidate. Based upon all such information, the NCG Committee will meet to determine whether to recommend the candidate to our Board of Directors. The NCG Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.
The NCG Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The NCG Committee regularly reviews the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the NCG Committee may consider various potential candidates. Candidates may be recommended by current members of our Board of Directors, third-party search firms or stockholders. The NCG Committee did not retain a search firm during the past fiscal year. The NCG Committee generally does not consider recommendations for director nominees submitted by individuals who are not stockholders or otherwise affiliated with us. To preserve its impartiality, the NCG Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.

Director Compensation
The following table sets forth all compensation of each director for services as our directors and as directors of our principal subsidiaries for services rendered during 2015, other than Alfred M. Rankin, Jr. In addition to being a director, Mr. Rankin serves as Chairman, President and CEO of the Company and Chairman of each of NA Coal, HBB and KC. He does not receive any compensation for his services as a director and his compensation for services as one of our executive officers is shown in the Summary Compensation Table on page 35.

DIRECTOR COMPENSATION
For Fiscal Year Ended December 31, 2015

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Scott S. Cowen	$106,072	$71,904	$6,726	$184,702
John P. Jumper	$113,072	$71,904	$4,704	$189,680
Dennis W. LaBarre	$107,072	$71,904	$6,663	$185,639
Richard de J. Osborne	$104,181	$91,258	$6,572	$202,011
James A. Ratner	$149	$179,569	$6,595	$186,313
Britton T. Taplin	$83,072	$71,904	$5,573	$160,549
David F. Taplin	$81,072	$71,904	$6,572	$159,548
David B.H. Williams	$83,072	$71,904	$6,741	$161,717

(1)
Amounts in this column reflect the annual retainers and other fees earned by the directors in 2015. They also include payment for fractional shares of Class A Common that were paid under the Non-Employee Directors' Plan described below.

(2)
Under the Non-Employee Directors' Plan, the directors are required to receive a portion of their annual retainer in shares of Class A Common (the "Mandatory Shares"). They are also permitted to elect to receive all or part of the remainder of the retainer and all fees in the form of shares of Class A Common (the "Voluntary Shares"). Amounts in this column reflect the aggregate grant date fair value of the Mandatory Shares and Voluntary Shares that were granted to directors under the Non-Employee Directors' Plan, determined pursuant to FASB ASC Topic 718.

(3)
The amount listed includes: (i) Company-paid life insurance premiums in the amount of $1,243 for each director; (ii) other Company-paid premiums for accidental death and dismemberment insurance for the director and his spouse; and (iii) personal excess liability insurance premiums for the directors and immediate family members (other than Mr. Britton Taplin). The amount listed also includes charitable contributions made in our name on behalf of the director and his spouse under our matching charitable gift program in the amount of $2,000 for Mr. Jumper and $4,000 for each other Director, as well as the value of HBB merchandise provided by HBB to the directors in connection with a Board of Directors meeting held at HBB's headquarters.

Additional Information Relating to the Director Compensation Table
For 2015, each non-employee director was entitled to receive the following compensation for service on our Board of Directors and on our subsidiaries' boards of directors:

Type of Compensation	Amount
Annual Board Retainer:	$131,000 ($75,000 of which is required to be paid in shares of Class A Common)
Board Meeting Attendance Fees:	$1,000 for each meeting attended (including telephonic and telepresence meetings) (maximum $2,000 per day)
Committee Meeting Attendance Fees:	$1,000 for each meeting attended (including telephonic and telepresence meetings)
Annual Committee Retainer:	$5,000 per Committee (other than the Executive Committee)
Committee Chairman Retainer:	$15,000 Audit Review Committee Chairman ($10,000 for Chairman of other Board Committees except the Executive Committee)
The retainers are paid quarterly in arrears and the meeting fees are paid following each meeting. Each director is also reimbursed for expenses incurred as a result of attendance at meetings. We also occasionally make our private aircraft or a chartered aircraft available to directors for attendance at meetings.
Under the Non-Employee Directors' Plan, each non-employee director received $75,000 of his $131,000 retainer in the form of restricted shares of Class A Common. Any fractional shares were paid in cash. The number of shares of Class A Common issued to a director is determined by the following formula:
the dollar value of the portion of the $75,000 retainer that was earned by the director each quarter divided by
the average closing price of shares of Class A Common on the NYSE for each week during such quarter.
These shares are fully vested on the date of grant, and the director is entitled to all rights of a stockholder, including the right to vote and receive dividends. However, the directors are generally required to hold the shares for a period of ten years from the last day of the calendar quarter for which the shares were earned and, during that ten-year holding period, the shares cannot be assigned, pledged or transferred except in the event of divorce or to a trust for the benefit of the director or his spouse, children or grandchildren. The transfer restrictions lapse earlier in the event of:

•	death; permanent disability or five years from the date of the director's retirement;

•	the date that a director is both retired from our Board of Directors and has reached age 70; or

•	at such other time as determined by the Board of Directors in its sole discretion.
In addition, each director may elect to receive shares of Class A Common in lieu of cash for up to 100% of the balance of his retainers and meeting attendance fees. However, these Voluntary Shares are not subject to the foregoing transfer restrictions.
Each director also receives (i) $50,000 in Company-paid life insurance; (ii) Company-paid accidental death and dismemberment insurance for the director and spouse; (iii) $10 million in personal excess liability insurance for the director and immediate family members who reside with the director (other than Mr. Britton Taplin) and (iv) up to $4,000 per year in matching charitable contributions.
Director Compensation Program for 2016
The Compensation Committee periodically evaluates and recommends changes to our compensation program for directors. In 2015, the Compensation Committee used the Hay Group consulting firm to evaluate and provide recommendations regarding certain aspects of our director compensation program. Our Board of Directors adopted one change effective January 1, 2016. The retainer paid to each non-employee director for service on our Board of Directors will be increased from $131,000 (paid $75,000 in shares of Class A Common and $56,000 in cash) to $138,000 (paid $82,000 in shares of Class A Common and $56,000 in cash).

PROPOSAL 2 - APPROVAL OF SUCCESSOR NA COAL LONG-TERM PLAN FOR PURPOSES OF CODE SECTION 162(m)

For the period from January 1, 2006 through December 31, 2015, the long-term incentive compensation for the employees of NA Coal and its subsidiaries was provided under The NA Coal Value Appreciation Plan (the "Current NA Coal Long-Term Plan"). As explained beginning on page 25, the performance measures under the Current NA Coal Long-Term Plan were based on the economic value of long-term contracts and projects. The Current NA Coal Long-Term Plan did not qualify under the performance based exception to Code Section 162(m) and was not approved by our stockholders.
As a result of the current regulatory environment surrounding the coal industry, the NA Coal Compensation Committee no longer believes that NA Coal employees should have a significant portion of their incentive compensation based solely on obtaining and maintaining long-term contracts and projects. The NA Coal Compensation Committee believes it is appropriate to replace the Current NA Coal Long-Term Plan with a plan that uses other performance measures. As a result, the NA Coal Compensation Committee adopted The North American Coal Corporation Long-Term Incentive Compensation Plan (Effective January 1, 2016) (the "Successor NA Coal Long-Term Plan").
For target awards issued on or after January 1, 2016, the Successor NA Coal Long-Term Plan is being submitted for stockholder approval to meet one of the requirements under Code Section 162(m) governing the federal income tax deductibility of awards paid to covered employees under Code Section 162(m) that the material terms of the plan be approved by stockholders every five years. The NA Coal Compensation Committee expects to administer the Successor NA Coal Long-Term Plan in a manner that will permit the federal income tax deductibility of all or a portion of the awards paid under the Successor NA Coal Long-Term Plan for 2016 and future years to covered employees under Code Section 162(m). See "Deductibility of Executive Compensation" on page 32 for additional information about our philosophy on structuring our incentive compensation for tax purposes.
The Successor NA Coal Long-Term Plan is not intended to provide new or additional compensation benefits to the employees of NA Coal and its subsidiaries. The eligibility for the Current NA Coal Long-Term Plan and the Successor NA Coal Long-Term Plan, as well as the method for calculating the target awards under the plans, are identical. However, the following significant changes, among others, have been made from the Current NA Coal Long-Term Plan to the Successor NA Coal Long-Term Plan: (1) awards are no longer unlimited - maximum award limits have been added to the plan; (2) the number and types of permitted performance objectives have been substantially altered; (3) the holding period of the awards has been reduced from 10 years to 3 years and the plan no longer has a fixed 10-year term; (4) the interest credit methodology has been substantially altered; (5) participants who retire are no longer eligible to receive accelerated payments and (6) unlike the Current NA Coal Long-Term Plan, under which awards were not vested until the end of the 10-year term (or, earlier in the event of an accelerated payment event), certain awards under the Successor NA Coal Long-Term Plan will be vested immediately when granted, while the NA Coal Compensation Committee reserves the right to specify an alternative vesting schedule for all or a portion of an award within the first 90 days of an award term. Regardless of the vesting schedule, all awards will be subject to the 3-year holding period, subject to certain exceptions, as described below.
The following summary of the Successor NA Coal Long-Term Plan is qualified in its entirety by reference to the Successor NA Coal Long-Term Plan attached to this Proxy Statement as Appendix A.
Purpose. The purpose of the Successor NA Coal Long-Term Plan is to further the long-term profits and growth of NA Coal by enabling it to attract and retain employees by providing long-term incentive compensation opportunity to those employees who will be in a position to make significant contributions to the company.
Administration and Eligibility. The Successor NA Coal Long-Term Plan will be administered by the NA Coal Compensation Committee. Salaried employees of NA Coal and its subsidiaries in Hay salary grades 26 and above (NA Coal salary grade 14 equivalent) who occupy key positions are eligible to participate in the Successor NA Coal Long-Term Plan. As of January 1, 2016, there were 35 employees who participated in the Successor NA Coal Long-Term Plan. The NA Coal Compensation Committee approves Successor NA Coal Long-Term Plan participants and applicable performance objectives for each year not later than the 90th day of each year, although new participants may be added at a later date, subject to restrictions under Code Section 162(m).
Performance Factors. The NA Coal Compensation Committee establishes goals and formulas under the Successor NA Coal Long-Term Plan based on specified performance objectives of the participants, NA Coal and/or its subsidiaries over the award term. Under the terms of the Successor NA Coal Long-Term Plan, the permissible performance objectives may be described in terms of NACoal-wide objectives or objectives that are related to the performance of (i) the individual participant or (ii) any subsidiary, division, business unit, department or function of NA Coal. Performance objectives may be measured on an absolute or relative basis. Different groups of participants may be subject to different performance objectives for the same performance period. Relative performance may be measured by a group of peer companies or by a financial market index. Performance objectives shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, safety, compliance with regulatory/environmental requirements, tons of coal or other minerals, yards of limerock or other aggregates severed or delivered, earnings before interest and taxes, revenue, revenue growth, margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, expected value of new projects or extensions of new or existing projects, development of new or existing projects, adjusted standard margin or net sales.
Awards. Each year, the NA Coal Compensation Committee establishes one or more long-term incentive targets for each participant. The awards are expressed in a dollar amount equal to a percentage of the participant's salary midpoint based on the number of Hay points assigned to the participant's position and the long-term incentive target percentage for that Hay point level. See "Hay Group's All Industrials Survey - Salary Midpoint" on page 12. No minimum award levels will be established. However, maximum award levels will be established for all performance objectives, even if the maximum performance level is exceeded and an absolute dollar maximum award level has been established. The maximum cash value of the awards granted to a participant under the Successor NA Coal Long-Term Plan in any calendar year may not exceed $5,000,000 (or a lesser amount specified by the Committee within the first 90 days of the award term). The maximum cash value of the payment for any award for any award term, after the required holding period, including interest credits as described below, may not exceed $7,000,000.
The NA Coal Compensation Committee must certify that the pre-established performance thresholds and any other material terms were met or exceeded prior to payment of any final award. However, unless waived, the NA Coal Compensation Committee retains discretionary authority to increase or decrease the amount of any award that would otherwise be payable to a participant (except with respect to awards for the covered employees under Code Section 162(m) which may only be decreased).
Participants generally must be employed on December 31st of an award term in order to receive an award. However:

•
In the event of a change in control (as defined in the Successor NA Coal Long-Term Plan), participants will be entitled to receive a pro-rata award for the year, in an amount equal to 100% of their long-term incentive target percentage for the year, pro-rated to reflect the period of time the participants were employed during such year prior to the change in control.

•
Participants who die, become disabled or retire during an award term (and who have been employed for at least 90 days during the award term), will be eligible for an award for the year calculated based on actual company results, pro-rated to reflect the period of time the participants were employed during the year prior to their termination of employment.

Except as otherwise determined by the NA Coal Compensation during the first 90 days of an award term, all awards are vested as of the January 1st following the end of the award term and, once vested, such awards are not subject to forfeiture. Once the final amount of an award is approved by the NA Coal Compensation Committee for an award term, the award is credited to a separate sub-account established for each participant. While a participant is actively employed, the sub-account is credited with 2% interest during the year and additional interest is credited after year-end, based on a formula adopted by the NA Coal Compensation Committee that takes into account the final payout percentage of the NA Coal Long-Term Plan (or a portion thereof) for that year (maximum 14%). Participants cease to earn interest upon termination of employment except those who qualify for retirement will continue to earn 2% interest until the awards are paid. Each sub-account will generally be paid within 90 days of the third anniversary of the grant date or, if earlier, at the date of death, disability or a change in control.
Final 2015 Awards and Target 2016 Awards. The NEOs' final 2015 awards under the Current NA Coal Long-Term Plan for 2015 are shown in the Summary Compensation Table on page 35. Final awards under the Successor NA Coal Long-Term Plan for 2016 are not currently determinable. By March 30, 2016, the NA Coal Compensation Committee will adopt performance objectives and targets for the awards that will be earned for the one-year award term ending December 31, 2016 from the list of permissible performance factors listed above. The following chart shows the target awards for 2016:

Successor NA Coal Long-Term Plan

Name and Title	Dollar Value(s)
Alfred M. Rankin, Jr. - Chairman, President and CEO of NACCO and Chairman of HBB, NA Coal and KC	$—	(1)
Elizabeth I. Loveman - Vice President, Controller and Principal Financial Officer of NACCO	$—	(1)
Gregory H. Trepp - President and CEO of HBB and CEO of KC	$—	(1)
J.C. Butler, Jr. - Sr. Vice President-Finance, Treasurer and Chief Administrative Officer of NACCO and President and CEO of NA Coal	$—	(1)
Robert L. Benson - Former Vice-Chairman and President and CEO of NA Coal	$—	(1)
R. Scott Tidey - Senior Vice President North American Sales & Marketing of HBB	$—	(1)
Executive Officer Group (23 persons)	$1,494,070	(1)
Non-Executive Director Group (8 persons)	$—	(1)
Non-Executive Officer Employee Group (3,577 persons)	$2,269,258	(1)

(1)	Only those persons who are employed by NA Coal on or after January 1, 2016 are eligible to participate in the Successor NA Coal Long-Term Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2 TO APPROVE THE SUCCESSOR NA COAL LONG-TERM PLAN.
If the Successor NA Coal Long-Term Plan is not approved by Company stockholders, no payments will be made under the Successor NA Coal Long-Term Plan with respect to 2016 and thereafter.

PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016
Ernst & Young LLP has been selected by the Audit Review Committee as the principal independent registered public accounting firm for the current fiscal year for us and our subsidiaries. The Audit Review Committee considered carefully Ernst & Young LLP’s performance and its independence with respect to the services to be performed. The Audit Review Committee is responsible for the audit fee negotiations associated with the retention of Ernst & Young LLP. In connection with the mandated rotation of the lead audit partner, the Audit Review Committee and its Chairman will continue to be directly involved in the selection of Ernst & Young LLP’s lead audit partner. The Audit Review Committee annually evaluates the performance of Ernst & Young LLP and determines whether to reengage the independent registered public accounting firm.
The appointment of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Board of Directors believes that obtaining stockholder ratification is a sound governance practice.

YOUR BOARD OF DIRECTORS AND AUDIT REVIEW COMMITTEE RECOMMEND THAT YOU VOTE "FOR" PROPOSAL 3 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire and, if a representative is in attendance, the representative will be available to answer appropriate questions.
If our stockholders fail to vote in favor of the appointment of Ernst & Young LLP, the Audit Review Committee will take such actions as it deems necessary as a result of such stockholder vote. Even if the appointment of Ernst & Young LLP is ratified, the Audit Review Committee may select a different independent registered public accounting firm at any time during fiscal 2016 if it determines that such a change would be in the best interests of the Company and its stockholders.

OTHER IMPORTANT INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.
Based upon the review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, we believe that, during 2015, all filing requirements applicable for reporting persons were met.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the information as of December 31, 2015 with respect to our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Class A Shares:	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	N/A	333,208
Equity compensation plans not approved by security holders	0	N/A	0
Total	0	N/A	333,208
Class B Shares:
Equity compensation plans approved by security holders	0	N/A	80,100
Equity compensation plans not approved by security holders	0	N/A	0
Total	0	N/A	80,100

BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON

Set forth in the following tables is the indicated information as of February 29, 2016 (except as otherwise indicated) with respect to (1) each person who is known to us to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to us to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by our directors, NEOs and all of our executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.
Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of our stockholders. Shares of Class B Common are convertible into shares of Class A Common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B Common.

Amount and Nature of Beneficial Ownership
Class A Common Stock

Name	Title of Class	Sole Voting and Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
Zuckerman Investment Group, LLC (1) 155 N. Wacker Drive, Suite 1700 Chicago, IL 60606	Class A	—		459,386		459,386		8.66%
Dimensional Fund Advisors LP (2) 6300 Bee Cave Road Austin, Texas 78746	Class A	441,201	(2)	—		441,201	(2)	8.32%
Beatrice B. Taplin (3) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class A	274,538		56,120		330,658		6.23%
FMR LLC (4) 245 Summer Street Boston, Massachusetts 02210	Class A	320,100	(4)	—		320,100	(4)	6.04%
Scott S. Cowen (5)	Class A	2,401		—		2,401		**
John P. Jumper (5)	Class A	5,004		—		5,004		**
Dennis W. LaBarre (5)	Class A	15,605		—		15,605		**
Richard de J. Osborne (5)	Class A	11,304		—		11,304		**
Alfred M. Rankin, Jr.	Class A	313,371		514,502	(6)	827,873	(6)	15.61%
James A. Ratner (5)	Class A	7,401		—		7,401		**
Britton T. Taplin (5)	Class A	36,037		61,875	(7)	97,912	(7)	1.85%
David F. Taplin (5)	Class A	18,175		—		18,175		**
David B.H. Williams (5)	Class A	13,418		498,461	(8)	511,879	(8)	9.65%
J.C. Butler, Jr.	Class A	55,738		498,461	(9)	554,199	(9)	10.45%
Robert L. Benson	Class A	—		—		—		—
Elizabeth I. Loveman	Class A	2,452		—		2,452		**
R. Scott Tidey	Class A	—		—		—		—
Gregory H. Trepp	Class A	—		—		—		—
All executive officers and directors as a group (31 persons)	Class A	486,055		712,600	(10)	1,198,655	(10)	22.60%
** Less than 1.0%.

(1)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 12, 2016 reported that the Zuckerman Investment Group, LLC may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser.

(2)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 9, 2016 reported that Dimensional Fund Advisors LP ("Dimensional") may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serving as an investment manager to certain other commingled group trusts and separate accounts (the "Dimensional Funds"), which own the shares of Class A Common. In its role as investment adviser or manager, Dimensional possesses the sole power to vote 430,479 shares of Class A Common and the sole power to invest 441,201 shares of Class A Common owned by the Dimensional Funds. However, all shares of Class A Common reported above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(3)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 12, 2016 reported that Beatrice B. Taplin may be deemed to beneficially own the shares of Class A Common reported above. Ms. Taplin may be deemed to share with the other members of Abigail LLC voting and investment power over the 56,120 shares of Class A Common held by Abigail LLC. Ms. Taplin disclaims beneficial ownership of 46,016 shares of Class A Common held by Abigail LLC.

(4)	A Schedule 13G/A filed with the SEC with respect to Class A Common on February 12, 2016 reported that FMR LLC may be deemed to beneficially own the shares of Class A Common reported above.

(5)
Pursuant to our Non-Employee Directors' Plan, each non-employee director has the right to acquire additional shares of Class A Common within 60 days after February 29, 2016. The shares each non-employee director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2016 by taking the amount of such director's quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such director's quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2016.

(6)
Alfred M. Rankin, Jr. may be deemed to be a member of Rankin Associates II, L.P. ("Associates"), which is made up of the individuals and entities holding limited partnership interests in Associates and Rankin Management, Inc. ("RMI"), the general partner of Associates. Associates may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class A Common held by Associates. Although Associates holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the shareholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not dispose of Class A Common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates. As a result of holding through his trust, of which he is trustee, partnership interests in Associates, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Associates. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin Associates IV, L.P. ("Rankin IV"). As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV and Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 92,072 shares of Class A Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 514,502 shares of Class A Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Associates and Rankin IV to the extent in excess of his pecuniary interest in each such entity.

(7)
Britton T. Taplin may be deemed to share with his spouse voting and investment power over 5,755 shares of Class A Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares. Mr. Taplin may be deemed to share with the other members of Abigail LLC voting and investment power over the 56,120 shares of Class A Common held by Abigail LLC. Mr. Taplin disclaims beneficial ownership of 44,616 shares of Class A Common held by Abigail LLC. Mr. Taplin has pledged 35,618 shares of Class A Common.

(8)
David B.H. Williams may be deemed to be a member of Associates and, accordingly, may be deemed to beneficially own and share the power to dispose of, 338,295 shares of Class A Common held by Associates. In addition, Mr. Williams may be deemed to share with his spouse voting and investment power over 68,094 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. Mr. Williams' spouse is a member of Rankin IV, therefore he is deemed to share beneficial ownership of 92,072 shares of Class A Common held by Rankin IV; he disclaims all interest in such shares.

(9)
J.C. Butler, Jr. may be deemed to be a member of Associates and, accordingly, may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Associates. In addition, Mr. Butler may be deemed to share with his spouse voting and investment power over 68,094 shares of Class A Common beneficially owned by his spouse; he disclaims all interest in such shares. Mr. Butler's spouse is a member of Rankin IV, therefore he is deemed to share beneficial ownership of 92,072 shares of Class A Common held by Rankin IV; he disclaims all interest in such shares. Mr. Butler disclaims all interest in 8,010 shares of Class A Common held in trust for the benefit of his children and for which he is the trustee and has sole power to vote and dispose of the shares.

(10)
The aggregate amount of Class A Common beneficially owned by all executive officers and directors and the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A Common of which: (i) Mr. Rankin has disclaimed beneficial ownership in note (6) above; (ii) Mr. B. Taplin has disclaimed beneficial ownership in note (7) above; (iii) Mr. Williams has disclaimed beneficial ownership in note (8) above; and (iv) Mr. Butler has disclaimed beneficial ownership in note (9) above. As described in note (5) above, the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group as set forth in the table above does not include shares that the non-employee directors have the right to acquire within 60 days after February 29, 2016 pursuant to the Non-Employee Directors' Plan.

Class B Common Stock

Name	Title of Class	Sole Voting and Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class
Clara Taplin Rankin, et al. (1) c/o PNC Bank, N.A. 3550 Lander Road Pepper Pike, OH 44124	Class B	—	(1)	—	(1)	1,542,757	(1)	98.17%
Rankin Associates I, L.P., et al. (2) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—	(2)	—	(2)	472,371	(2)	30.06%
Beatrice B. Taplin (3) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	337,310	(3)	—		337,310	(3)	21.46%
Rankin Associates IV, L.P., et al. Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—		—		307,928		19.59%
Scott S. Cowen	Class B	—		—		—		—
John P. Jumper	Class B	—		—		—		—
Dennis W. LaBarre	Class B	100		—		100		**
Richard de J. Osborne	Class B	—		—		—		—
Alfred M. Rankin, Jr.	Class B	44,662	(4)	780,299	(4)	824,961	(4)	52.49%
James A. Ratner	Class B	—		—		—		—
Britton T. Taplin	Class B	—		—		—		—
David F. Taplin	Class B	15,883		—		15,883		1.01%
David B.H. Williams	Class B	—		789,494	(5)	789,494	(5)	50.24%
J.C. Butler, Jr.	Class B	—		789,494	(6)	789,494	(6)	50.24%
Robert L. Benson	Class B	—		—		—		—
Elizabeth I. Loveman	Class B	—		—		—		—
R. Scott Tidey	Class B	—		—		—		—
Gregory H. Trepp	Class B	—		—		—		—
All executive officers and directors as a group (31 persons)	Class B	60,645	(7)	798,689	(7)	859,334	(7)	54.68%

** Less than 1.0%.

(1)
A Schedule 13D/A filed with the SEC with respect to Class B Common on February 12, 2016 ("the Stockholders 13D") reported that, except for NACCO and PNC Bank, N.A., as depository, the signatories to the stockholders' agreement, together in certain cases with trusts and custodianships, which are referred to collectively as the Signatories, may be deemed to be a “group” as defined under the Exchange Act, and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders' agreement, which is an aggregate of 1,542,757 shares. The stockholders' agreement requires that each Signatory, prior to any conversion of such Signatory's shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders' agreement constituted 98.17% of the Class B Common outstanding on February 29, 2016 or 73.4% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders' agreement. Under the stockholders' agreement, NACCO may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders' agreement does not restrict in any respect how a Signatory may vote such Signatory's shares of Class B Common.

(2)
A Schedule 13D/A filed with the SEC with respect to Class B Common on February 13, 2015 reported that Rankin Associates I, L.P. "Rankin I" and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 472,371 shares of Class B Common held by Rankin I. Although Rankin I holds the 472,371 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders' agreement.

(3)
Beatrice B. Taplin has the sole power to vote and dispose of 337,310 shares of Class B Common held in trusts. The Stockholders 13D reported that the Class B Common beneficially owned by Beatrice B. Taplin is subject to the stockholders' agreement.

(4)
Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (2) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B Common held by Rankin I. The trusts holding limited partnership interests in Rankin IV may be deemed to be a "group" as defined under the Exchange Act. Mr. Rankin may be deemed to be a member of the Rankin IV group as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 307,928 shares of Class B Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 780,299 shares of Class B Common held by Rankin I and Rankin IV to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders' agreement.

(5)
David B.H.Williams' spouse is a member of Rankin I and Rankin IV; therefore, he may be deemed to share beneficial ownership of 780,299 shares of Class B Common held by Rankin I and Rankin IV. Mr. Williams' spouse also owns 9,195 shares of Class B Common, which are held in trust. Mr. Williams disclaims beneficial ownership of all shares held by Rankin I, Rankin IV and his spouse's personal trusts.

(6)
J.C. Butler, Jr.'s, an executive officer of NACCO, spouse is a member of Rankin I and Rankin IV; therefore, Mr. Butler may be deemed to share beneficial ownership of 780,299 shares of Class B Common held by Rankin I and Rankin IV. Mr. Butler's spouse also owns 9,195 shares of Class B Common, which are held in trust. Mr. Butler disclaims beneficial ownership of all shares held by Rankin I, Rankin IV and his spouse's personal trusts. The Stockholders 13D reported that the Class B Common beneficially owned by Mr. Butler is subject to the stockholders' agreement.

(7)
The aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B Common of which Mr. Rankin has disclaimed beneficial ownership in note (4) above, Mr. Williams has disclaimed beneficial ownership in note (5) above and Mr. Butler has disclaimed beneficial ownership in note (6) above.

Beatrice B. Taplin is the sister-in-law of Clara Taplin Rankin. Britton T. Taplin is the son of Beatrice B. Taplin, and David F. Taplin is a nephew of Beatrice B. Taplin and Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. J.C. Butler, Jr., an executive officer of NACCO, is the son-in-law of Alfred M. Rankin, Jr. and is married to the sister of David B.H. Williams's spouse. David B.H. Williams is the son-in-law of Alfred M. Rankin, Jr. and is married to the sister of Mr. Butler's spouse. The combined beneficial ownership of such persons shown in the foregoing tables equals 1,423,842 shares, or 26.85%, of the Class A Common and 1,196,544 shares, or 76.14%, of the Class B Common outstanding on February 29, 2016. The combined beneficial ownership of all our directors, together with Beatrice B. Taplin, and all of our executive officers whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 1,473,193 shares, or 27.78%, of the Class A Common and 1,196,644 shares, or 76.14%, of the Class B Common outstanding on February 29, 2016. Such shares of Class A Common and Class B Common together represent 63.94% of the combined voting power of all Class A Common and Class B Common outstanding on such date.

SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be eligible for inclusion in our Proxy Statement and form of proxy relating to our next annual meeting must be received on or before November 22, 2016. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for us to include the matter in our Proxy Statement and proxy related to the next annual meeting must notify us on or after December 22, 2016 but on or before January 21, 2017 of such intention in accordance with the procedures set forth in our Bylaws. If we do not receive such notice within that time frame, the notice will be considered untimely. Our proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between December 22, 2016 and January 21, 2017. Notices should be submitted to the address set forth above.

SOLICITATION OF PROXIES

We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by in-person meeting, telephone or other forms of communication. Such persons will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with, and reimbursement of reasonable out-of-pocket expenses will be paid to, brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of Class A Common and Class B Common held of record by such persons.

OTHER MATTERS

The directors know of no other matters that are likely to be brought before the meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.
John D. Neumann
Secretary
Cleveland, Ohio
March 22, 2016
It is important that the proxies be returned promptly. Stockholders who do not expect to attend the meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States, or in the alternative, vote your shares electronically either over the internet (www.investorvote.com/NC) or by touch-tone telephone (1-800-652-8683). Stockholders who hold both Class A Common and Class B Common only have to complete the single enclosed form of proxy or vote once via the internet or telephone. For information on how to obtain directions to attend the annual meeting and vote in person, please contact our Secretary at 5875 Landerbrook Drive, Suite 220, Cleveland, Ohio 44124-4069, or call (440) 229-5151 or email ir@naccoind.com.

Appendix A

THE NORTH AMERICAN COAL CORPORATION
LONG-TERM INCENTIVE COMPENSATION PLAN
(Effective January 1, 2016)

1.	Effective Date
Subject to Section 15, the effective date of The North American Coal Corporation Long-Term Incentive Compensation Plan (the “Plan”) is January 1, 2016.

2.	Purpose of the Plan
The purpose of this Plan is to further the long-term profits and growth of The North American Coal Corporation. (the “Company”) by enabling the Employers to attract and retain key management employees by offering long-term incentive compensation to those key management employees who will be in a position to make significant contributions to such profits and growth. This incentive is in addition to all other compensation.

3.	Application of Code Section 409A
It is intended that the compensation arrangements under the Plan be in full compliance with the requirements of Code Section 409A. The Plan shall be interpreted and administered in a manner to give effect to such intent. Notwithstanding the foregoing, the Employers do not guarantee any particular tax result to Participants or Beneficiaries with respect to any amounts deferred or any payments provided hereunder, including tax treatment under Code Section 409A.

4.	Definitions
(a)“Account” shall mean the record maintained by the Employer in accordance with Section 7 to reflect the Participants’ Awards under the Plan (plus interest thereon). The Account shall be further sub-divided into various Sub-Accounts as described in Section 8.
(b)“Award” shall mean the cash awards granted to a Participant under this Plan for the Award Terms.
(c)“Award Term” shall mean the period of one or more years on which an Award is based, as established by the Committee and specified in the Guidelines. Any Award Term(s) applicable to a Qualified Performance-Based Award shall be established by the Committee not later than 90 days after the commencement of the Award Term on which such Qualified Performance-Based Award will be based and prior to the completion of 25% of such Award Term.
(d)“Beneficiary” shall mean the person(s) designated in writing (on a form acceptable to the Committee) to receive the payment of all amounts hereunder in the event of the death of a Participant. In the absence of such a designation and at any time when there is no existing Beneficiary hereunder, a Participant’s Beneficiary shall be his surviving legal spouse or, if none, his estate.
(e)“Change in Control” shall mean the occurrence of an event described in Appendix 1 hereto.
(f)“Code” shall mean the Internal Revenue Code of 1986, as amended.
(g)“Committee” shall mean the Compensation Committee of the Board of Directors of the Company, any other committee appointed by such Board of Directors, or any sub-committee appointed by the Compensation Committee to administer this Plan in accordance with Section 5; provided that such committee or sub-committee consists of not less than two directors of the Company and so long as each such member of the committee or sub-committee is an “outside director” for purposes of Code Section 162(m).

(h)“Covered Employee” shall mean any Participant who is a “covered employee” for purposes of Code Section 162(m) or any Participant who the Committee determines in its sole discretion is likely to become such a covered employee.
(i)“Disability” or “Disabled.” A Participant shall be deemed to have a “Disability” or be “Disabled” if the Participant is determined to be totally disabled by the Social Security Administration or if the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an Employer-sponsored accident and health plan.
(j)“Employers” shall mean the Company and the Subsidiaries.
(k)“Final Payout Percentage.” For each Plan Year, the Final Payout Percentage shall mean the percentage of the Target Payout that is paid out under this Plan, as determined by the Committee, in its sole discretion.
(l)“Grant Date” shall mean the effective date of an Award, which is the January 1st following the end of the Award Term.
(m)“Guidelines” shall mean the guidelines that are approved by the Committee within the first 90 days of each Award Term for the administration of the Awards granted under the Plan. To the extent that there is any inconsistency between the Guidelines and the Plan on matters other than the time and form of payment of the Awards, the Guidelines shall control. If there is any inconsistency between the Guidelines and the Plan regarding the time and form of payment of the Awards, the Plan shall control.
(n)“Hay Salary Grade” shall mean the salary grade or Salary Points assigned to a Participant by the Employers pursuant to the Hay Salary System, or any successor salary system subsequently adopted by the Employers; provided, however, that for purposes of determining Target Awards for U.S. Participants, the midpoint of the national salary ranges (unadjusted for geographic location) shall be used.
(o)“Key Employee.” A Participant shall be classified as a Key Employee if he meets the following requirements:

•
The Participant, with respect to the Participant’s relationship with the Employers and their affiliates, met the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (without regard to Section 416(i)(5) thereof) and the Treasury Regulations issued thereunder at any time during the 12-month period ending on the most recent Identification Date (defined below) and his Termination of Employment occurs during the 12-month period beginning on the most recent Effective Date (defined below). When applying the provisions of Code Sections 416(i)(1)(A)(i), (ii) or (iii) for this purpose: (i) the definition of “compensation” (A) shall be as defined in Treasury Regulation Section 1.415(c)-2(d)(4) (i.e., the wages and other compensation for which the Employer is required to furnish the Employee with a Form W-2 under Code Sections 6041, 6051 and 6052, plus amounts deferred at the election of the Employee under Code Sections 125, 132(f)(4) or 401(k)) and (B) shall apply the rule of Treasury Regulation Section 1.415(c)-2(g)(5)(ii) which excludes compensation of non-resident alien employees and (ii) the number of officers described in Code Section 416(i)(1)(A)(i) shall be 60 instead of 50.

•
The Identification Date for Key Employees is each December 31st and the Effective Date is the following April 1st. As such, any Employee who is classified as a Key Employee as of December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing on the following April 1st.

•
Notwithstanding the foregoing, a Participant shall not be classified as a Key Employee unless the stock of NACCO Industries, Inc. (or a related entity) is publicly traded on an established securities market or otherwise on the date of the Participant’s Termination of Employment.

(p)“Maturity Date” shall mean the date established under Section 10(a)(i) of the Plan.
(q)“Non-U.S. Participant” shall mean a Participant who is classified by the Committee as a non-resident alien with no U.S.-earned income. Such classification shall be determined as of the date on which the Committee approves a Target Award for a Participant for a particular Award Term. Once a Participant is classified by the Committee as a Non-U.S.

Participant with respect to a particular Award, such classification shall continue in effect until the Sub-Account holding such Award is paid, regardless of any subsequent change in classification.
(r)“Participant” shall mean any person who meets the eligibility criteria set forth in Section 6 and who is granted an Award under the Plan or a person who maintains an Account balance hereunder.
(s)“Performance Objectives” shall mean the performance objectives established pursuant to the Plan for Participants. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or any Subsidiary, division, business unit, department or function of the Company. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, safety, compliance with regulatory/environmental requirements, tons of coal or other minerals, yards of limerock or other aggregates severed or delivered, earnings before interest and taxes, revenue, revenue growth, margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, expected value of new projects or extensions of new or existing projects, development of new or existing projects, adjusted standard margin or net sales.
(t)“Plan Year” shall mean the calendar year.
(u)“Qualified Performance-Based Award” shall mean any Award or portion of an Award granted to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m).
(v)“Retirement” or “Retire” shall mean a termination of employment that entitles the Participant to immediate commencement of his pension benefits under any of the qualified defined benefit pension plans sponsored by the Company or one of its Subsidiaries or, for Participants who are not members of such a Plan, a termination of employment with the Employers after the Participant has reached age 55 and completed at least 10 years of service with the Company or a member of the Company’s controlled group (as defined in Code Section 414) .
(w)“Salary Points” means the salary points assigned to a Participant by the Committee for the applicable Award Term pursuant to the Hay salary point system, or any successor salary point system adopted by the Committee.
(x)“Subsidiary” shall mean any corporation, partnership or other entity, the majority of the outstanding voting securities of which is owned, directly or indirectly, by the Company.
(y)“Target Award” shall mean a dollar amount calculated by multiplying (i) the designated salary midpoint that corresponds to a Participant’s Hay Salary Grade by (ii) the long-term incentive compensation target percent for that Hay Salary Grade for the applicable Award Term, as determined by the Committee. The Target Award is the Award that would be paid to a Participant under the Plan if each Performance Objective is met at exactly target.
(z)“Target Payout.” For each Plan Year, the Target Payout shall mean the total amount that would be paid out under the Plan if each Performance Objective is met exactly at target level, as determined by the Committee, in its sole discretion.

(aa)“Termination of Employment” shall mean, with respect to any Participant’s relationship with the Company and its affiliates, a separation from service as defined in Code Section 409A (and the regulations and guidance issued thereunder).
(ab) “True-Up Interest Rate.” The True-Up Interest Rate shall mean the interest rate determined under an annual “True-Up Interest Rate Table” and related interpolation chart that is adopted and approved by the Committee within the first 90 days of each Plan Year and is based on the Final Payout Percentage of the Plan (or a portion thereof) for such Plan Year.
(ac)“U.S. Participant” shall mean, with respect to any Award, any Participant who is not a Non-U.S. Participant.

5.Administration
(a)This Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.
(b)The Committee shall have complete authority to interpret all provisions of this Plan, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines), and to make all other determinations necessary or advisable for the administration of this Plan. Notwithstanding the foregoing, no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be treated as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

6.Eligibility
Any person who is classified by the Employers as a salaried employee of the Employers generally at a Hay Salary Grade of 26 or above (Company salary grade of 14 or above or a compensation level equivalent thereto), who in the judgment of the Committee occupies a position in which his efforts may significantly contribute to the profits or growth of the Employers, may be eligible to participate in the Plan; provided, however, that (a) directors of the Company who are not classified as salaried employees of the Employers, (b) leased employees (as such term is defined in Code Section 414) and (c) employees covered under separate long-term incentive contractual arrangements shall not be eligible to participate in the Plan. A person who satisfies the requirements of this Section 6 shall become a Participant in the Plan when granted an Award under Section 8(b)(ii).

7.	Accounts and Sub-Accounts
Each Employer shall establish and maintain on its books an Account for each Participant who is or was employed by the Employer which shall reflect the Awards described in Section 8 hereof. Such Account shall also (a) reflect credits for the interest described in Section 10(b) and debits for any distributions therefrom and (b) be divided into the Sub-Accounts specified in Section 8(d).

8.	Granting of Awards/Crediting to Sub-Accounts
The Committee may, from time to time and upon such conditions as it determine, authorize the granting of Awards to Participants for each Award Term, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:

(a)The Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the amount of each Award for such Award Term, which formula is based upon the Company’s achievement of Performance Objectives, as set forth in the Guidelines; provided, however, that with respect to any Qualified Performance-Based Award, the Committee shall approve the foregoing not later than the 90th day of the applicable Award Term and prior to the completion of 25% of such Award Term. At such time, the Committee shall designate whether the Award is a Qualified Performance-Based Award.
(b)Effective no later than April 30th of the Plan Year following the end of the Award Term, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual Company performance to the Target Awards previously determined in accordance with Section 8(a) and (ii) a final calculation and approval of the amount of each Award to be granted to each Participant for the Award Term (with the specified Grant Date of such Award being January 1st of the Plan Year following the end of the Award Term). Such approval shall be certified in writing by the Committee before any amount is paid for any Award granted with respect to an Award Term. Notwithstanding the foregoing, (1) the Committee shall have the power to decrease the amount of any Award below the amount determined in accordance with the foregoing provisions and (2) the Committee shall have the power to increase the amount of any Award above the amount determined in accordance with the foregoing provisions and/or adjust the amount thereof in any other manner determined by the Committee, in its sole and absolute discretion. Notwithstanding the foregoing, (A) no such decrease may occur in connection with a Change in Control; (B) no such increase, adjustment or other change may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)) and (C) no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined and approved by the Committee.
(c)Calculations of Target Awards for U.S. Participants for an Award Term shall initially be based on a Participant’s Hay Salary Grade as of January 1st of the first year of the Award Term. Calculations of Target Awards for Non-U.S. Participants for an Award Term shall be determined in accordance with the Guidelines in effect for such Award Term. However, such Target Awards may be changed during or after the Award Term under the following circumstances: (i) if a Participant receives a change in Hay Salary Grade, salary midpoint and/or long-term incentive compensation target percentage during an Award Term, such change will be reflected in a pro-rata Target Award, (ii) employees hired into or promoted to a position eligible to participate in the Plan (as specified in Section 6 above) during an Award Term will, if designated as a Plan Participant by the Committee, be assigned a pro-rated Target Award based on their length of service during an Award Term and (iii) the Committee may increase or decrease the amount of the Target Award at any time, in its sole and absolute discretion; provided, however, that (1) no such decrease may occur in connection with a Change in Control and (2) no such increase, adjustment or other change may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)). Except as provided in

Section 11, in order to be eligible to receive an Award for an Award Term, the Participant must be employed by the Employers and must be a Participant on December 31st of the last year of the Award Term provided that, if a Participant dies, becomes Disabled or Retires during the Award Term and has been actively employed for at least 90 days during such Award Term, the Participant shall be entitled to a pro-rata portion of the Award for such Award Term, calculated based on actual Company performance for the entire Award Term in accordance with Section 8(b)(ii) above and based on the number of days the Participant was actually employed by the Employers during the Award Term.
(d)After approval by the Committee, each Award shall be credited to the Participant’s Account in accordance with the following rules. The cash value of each Award for each Award Term shall be credited to a separate Sub-Account for each Participant. Such Sub-Accounts shall be classified based on the Grant Date of the particular Award. For example, the cash value of the Awards for the 2016 Award Term with a Grant Date of 1/1/17 shall be credited to the 2017 Sub-Account, the cash value of the Awards for the 2017 Award Term, with a Grant Date of 1/1/18 shall be credited to the 2018 Sub-Account, etc.
(e)Notwithstanding any other provision of the Plan, (i) the maximum cash value of the Awards granted to a Participant under this Plan for any Award Term shall not exceed $5,000,000 (or a lesser amount specified by the Committee in the Guidelines adopted within the first 90 days of such Award Term) and (ii) the maximum cash value of the payment from the Sub-Account for any Participant that holds the Awards for any Award Term (including interest) shall not exceed $7,000,000.
(f)Multiple Awards may be granted to a Participant for an Award Term, subject to the maximum limitations described in paragraph (e).
(g)All determinations under this Section shall be made by the Committee. Each Qualified Performance-Based Award shall be granted and administered to comply with the requirements of Code Section 162(m).

9.Vesting
Except as otherwise specified by the Committee during the first 90 days of an Award Term in the Guidelines for all or a portion of an Award granted for a particular Award Term, all Awards granted hereunder shall be immediately 100% vested as of the Grant Date.

10.	Payment of Sub-Account Balances/Interest
(a)Payment Dates.
(i)Maturity Date. The Maturity Date of each Sub-Account shall be the third anniversary of the Grant Date of the Award that was credited to such Sub-Account. For example, the Maturity Date of the 2017 Sub-Account (containing Awards for the 2016 Award Term with a Grant Date of 1/1/17) shall be 1/1/20. Subject to the provisions of clause (a)(ii) below, the balance of each Sub-Account shall be paid to the Participant within 90 days of the Maturity Date of such Sub-Account.
(ii)Other Payment Dates. Notwithstanding the foregoing, but subject to the provisions of Section 11 hereof, (1) the payment date of amounts that were credited to a particular Sub-Account while a Participant was a Non-U.S. Participant may be any earlier date determined by the Committee and (2) in the event a Participant dies or becomes Disabled prior to the applicable Maturity Date, (A) the payment date of all amounts credited to the Participant’s Sub-Accounts as of the date of death or Disability shall be within 90 days of the date of such death or Disability and (B) the Award earned for the Award Term in which the date of death or Disability occurs shall be paid during the period from January 1st through April 30th of the Plan Year following the last day of the Award Term.

(b)Interest. The Participant’s Sub-Accounts shall be credited with interest as follows:

(i)
Interest Rate for Non-Covered Employees. At the end of each calendar month during a Plan Year, the Sub-Accounts of Participants who are not Covered Employees shall be credited with an amount determined by multiplying the Participant’s Sub-Account balances during such month by 2%. In addition, as of the end of each Plan Year in which the True-Up Interest Rate for such Plan Year exceeds 2%, the Sub-Accounts shall also be credited with an additional amount determined by multiplying the Participant’s Sub-Account balances during each month of such Plan Year by the excess of the True-up Interest Rate over 2%, compounded monthly.

(ii)
Interest Rate for Covered Employees. At the end of each calendar month during a Plan Year, the Sub-Accounts of Participants who are Covered Employees shall be credited with an amount determined by multiplying the Participant’s Sub-Account balances during such month by 14%; provided, however, that the Committee shall have the power to decrease such interest to such lower amount determined by the Committee in its sole discretion based on the True-Up Interest Rate for such Plan Year, but no less than 2%. Notwithstanding the foregoing, in the event that, prior to an applicable Maturity Date, a Participant who is a Covered Employee incurs a Termination of Employment (other than on account of death, Disability or Retirement), the interest credited to such Participant’s Sub-Accounts for the portion of the year in which such Termination of Employment occurs shall be capped at 2%.

(iii)	Special Interest Rate Rules: The following special interest crediting rules apply regardless of the provisions of clauses (i) and (ii) hereof:

a.	All interest rates stated herein are annual interest rates unless specifically stated otherwise.

b.	No interest shall be credited to a Sub-Account after the Maturity Date of the Sub-Account.

c.	No interest shall be credited to the Sub-Accounts after the last day of the month preceding the payment of such Sub-Account.

d.	Interest in excess of 14% shall not be credited to any Sub-Account.

e.
No interest shall be credited to a particular Sub-Account following a Participant’s first Termination of Employment prior to the Maturity Date for that Sub-Account; except that the Sub-Accounts of Participants who incur a Termination of Employment on account of Retirement shall continue to be credited with interest (in accordance with the rules specified in clauses (i) and (ii)) but at the rate of 2% from the date of Termination of Employment through the last day of the month preceding the payment of such Sub-Account).

f.
In addition, with respect to Participants who incur a Termination of Employment prior to December 31st of a Plan Year, the calculations of the True-Up Interest Rate in clauses (i) and (i) shall only apply to Participants who incur a Termination of Employment on account of death, Disability or Retirement and such calculations shall be made as of the last day of the month coincident with or prior to the Participant’s termination date.

(iv)
Changes. The Committee may change (or suspend) the interest rate credited on Accounts hereunder at any time. Notwithstanding the foregoing, no such change may be made in a manner that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

(c)Payment Date, Form of Payment and Amount.
(i)Payment Date and Form. Except as otherwise described in Section 11 hereof, the Participant’s Employer or former Employer shall deliver to the Participant (or, if applicable, his Beneficiary), a check in full payment of each Sub-Account within 90 days of the applicable payment date of such Sub-Account.
(ii)Amount. Each Participant shall be paid the vested balance of each Sub-Account (including interest). Amounts that are payable to the Non-U.S. Participants shall be converted from U.S. dollars to local currency in accordance with the terms of the Guidelines.

11.Change in Control
(a)The following provisions shall apply notwithstanding any other provision of the Plan to the contrary.
(b)Amount of Award for Year of Change In Control. In the event of a Change in Control during an Award Term, the amount of the Award payable to a Participant who is employed on the date of the Change in Control (or who died, became Disabled or Retired during such Award Term and prior to the Change in Control) for such Award Term shall be equal to 100% of the Participant’s long-term incentive compensation target percent for such Award Term multiplied by a fraction, the numerator of which is the number of days during the Award Term during which the Participant was employed by the Employers prior to the Change in Control and the denominator of which is the number of days in the Award Term.
(c)Time of Payment. In the event of a Change in Control, all amounts credited to the Participant’s Sub-Accounts (including, without limitation, the pro-rata Target Award for the Award Term during which the Change in Control occurred) shall become immediately 100% vested and the payment date of such Sub-Accounts shall be the date that is between two days prior to, or within 30 days after, the date of the Change in Control, as determined by the Committee in its sole and absolute discretion. Notwithstanding anything in the Plan to the contrary, the interest credited to the Participant’s Sub-Accounts under Section 10(b) for the year in which the Change in Control occurs shall be calculated as of the last day of the month prior to the date of the Change in Control. When making such calculation, the True-Up Interest Rate shall be equal to the year-to-date True-Up Interest Rate as of the last day of the month prior to the date of the Change in Control, as determined by the Committee in its sole discretion.

12.	Amendment, Termination and Adjustments
(a)The Committee, in its sole and absolute discretion, may alter or amend this Plan from time to time; provided, however, that no such amendment shall, without the written consent of a Participant, (i) reduce a Participant’s vested Account balance as in effect on the date of the amendment, (ii) reduce the amount of any outstanding vested Award that was previously approved by the Committee but not yet paid as of the date of the amendment, (iii) modify Section 11(b) hereof or (iv) alter the time of payment provisions described in Sections 10 and 11 of the Plan except for any amendments that accelerate the time of payment as permitted under Code Section 409A or are required to bring such provisions into compliance with the requirements of Code Section 409A and, in either case are permitted by Code Section 409A and the regulations issued thereunder.
(b)The Committee, in its sole and absolute discretion, may terminate this Plan (or any portion thereof) at any time; provided that, such termination is permitted under Code Section 409A and, without the written consent of a Participant, no such termination shall (i) reduce a Participant’s vested Account balance as in effect on the date of the termination, (ii) reduce the amount of any outstanding vested Award that was previously approved by the Committee but not yet paid as of the date of the termination or (iii) alter the time of payment provisions described in Sections 10 or 11 of the Plan, except for modifications that accelerate the time of payment or are required to bring such provisions into compliance with the requirements of Code Section 409A and, in either case, are permitted under Code Section 409A.

(c)Notwithstanding the foregoing, upon a complete termination of the Plan, the Committee, in its sole and absolute discretion, shall have the right to change the time of distribution of Participants’ Sub-Accounts under the Plan, including requiring that all such Sub-Accounts be immediately distributed in the form of lump sum cash payments (but only to the extent such change is permitted by Code Section 409A).
(d)No amendment may cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).
(e)Any amendment or termination of the Plan shall be in the form of a written instrument approved and adopted by the Committee. Such amendment or termination shall become effective as of the date specified by the Committee.

13.	General Provisions

(a)No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Employers, or shall in any way affect the right and power of the Employers to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employers might have done if this Plan had not been adopted.
(b)Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Texas, except when preempted by federal law.
(c)Expenses. Expenses of administering the Plan shall be paid by the Employers, as directed by the Company.
(d)Assignability. No Award granted to a Participant under this Plan and no Account balance of a Participant under this Plan shall be transferable by him for any reason whatsoever or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary; provided, however, that upon the death of a Participant, any amounts payable hereunder shall be paid to the Participant’s Beneficiary.
(e)Taxes. There shall be deducted from each payment under the Plan (or from other compensation paid to the Participants from the Employers) the amount of any tax required by any governmental authority to be withheld and paid over to such governmental authority for the account of the person entitled to such payment with respect to any Awards granted or paid hereunder.
(f)Limitation on Rights of Participants; No Trust. No trust has been created by the Employers for the payment of any benefits under this Plan; nor have the Participants been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Employer or former Employer of the Participant, and the Participants and Beneficiaries are merely unsecured creditors of the Participant’s Employer or former Employer.
(g)Payment to Guardian. If a Sub-Account balance is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Sub-Account to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of such Sub-Account. Such distribution shall completely discharge the Employers from all liability with respect to such Sub-Account.

(h)Miscellaneous.
(i)Headings. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof.
(ii)Construction. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.
(iii)Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, to the extent permitted under Code Section 409A and the Treasury regulations issued thereunder, payments of amounts due hereunder may be accelerated to the extent necessary to (1) comply with federal, state, local or foreign ethics or conflicts of interest laws or agreements or (2) pay the FICA taxes imposed under Code Section 3101, and the income withholding taxes related thereto. Payments may also be accelerated if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.
(iv)Delayed Payments due to Solvency Issues. Notwithstanding any provision of the Plan to the contrary, an Employer shall not be required to make any payment hereunder to any Participant or Beneficiary if the making of the payment would jeopardize the ability of the Employer to continue as a going concern; provided that any missed payment is made during the first Plan Year in which the funds of the Employer are sufficient to make the payment without jeopardizing the going concern status of the Employer.
(v)Payments Violating Applicable Law. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that an Employer reasonably anticipates that the making of such payment would violate Federal securities laws or other applicable law (provided that the making of a payment that would cause income taxes or penalties under the Code shall not be treated as a violation of applicable law). The deferred amount shall become payable at the earliest date at which the Employer reasonably anticipates that making the payment will not cause such violation.

14.	Liability of Employers and Transfers.
(a) The provisions of this Section shall apply notwithstanding any other provision of the Plan to the contrary.
(i)Subject to the provisions of clause (ii) of this Section, the Employers shall each be solely liable for the payment of amounts due hereunder to or on behalf of the Participants who are (or were) its employees.
(ii)Notwithstanding the foregoing, if the benefits that are payable to or on behalf of a Participant are based on the Participant’s employment with more than one Employer, the following provisions shall apply:

1.
Upon a transfer of employment, the Participant's Sub-Accounts shall be transferred from the prior Employer to the new Employer and interest shall continue to be credited to the Sub-Accounts following the transfer (to the extent otherwise required under the terms of the Plan). Subject to Section 14(a)(ii)(2)(C),the last Employer of the Participant shall be responsible for processing the payment of the entire amount which is allocated to the Participant's Sub Accounts hereunder; and

2.
Notwithstanding the provisions of clause (1), (A) each Employer shall be solely liable for the payment of the amounts credited to a Participant's Account that were earned by the Participant while he was employed by that Employer; (B) each Employer (unless it is insolvent) shall reimburse the last Employer for its allocable share of the Participant's distribution; (C) if any responsible Employer is insolvent at the time of distribution, the last Employer shall not be required to make a distribution to the Participant with respect to amounts that are allocable to service with that Employer (and the insolvent Employer shall be responsible for such payment on the payment date specified in Section 13(h)(iv)); and (D) each Employer shall (to the extent permitted by applicable law) receive an income tax deduction for the Employer's allocable share of the Participant's distribution.

15.Approval by Stockholders
This Plan will be submitted for approval by the stockholders of NACCO Industries, Inc. on May 9, 2016. If such approval has not been obtained by July 1, 2016, all grants of Target Awards made on or after January 1, 2016 for Award Terms beginning on or after January 1, 2016 will be rescinded.

Appendix 1.    Change in Control.
Change in Control. The term “Change in Control” shall mean the occurrence of any of the events listed in I or II, below; provided that such occurrence meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:

I. i.
Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders (as defined below), is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of a Related Company (as defined below) entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities by any Person pursuant to an Excluded Business Combination (as defined below); or

ii.
The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Related Company or the acquisition of assets of another corporation, or other transaction involving a Related Company (“Business Combination”) excluding, however, such a Business Combination pursuant to which either of the following apply (such a Business Combination, an “Excluded Business Combination”) (A) a Business Combination involving Housewares Holding Co. (or any successor thereto) that relates solely to the business or assets of The Kitchen Collection, Inc. (or any successor thereto) or (B) a Business Combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of any Related Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns any Related Company or all or substantially all of the assets of any Related Company, either directly or through one or more subsidiaries).

II. i. Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then Outstanding Voting Securities of NACCO Industries, Inc. (“NACCO”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:

(A) directly from NACCO that is approved by a majority of the Incumbent Directors (as defined below); or

(B) by any Person pursuant to an Excluded NACCO Business Combination (as defined below);

provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the Outstanding Voting Securities of NACCO inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the Outstanding Voting Securities of NACCO, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

ii.	a majority of the Board of Directors of NACCO ceases to be comprised of Incumbent Directors; or

iii.
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NACCO or the acquisition of assets of another corporation, or other transaction involving NACCO (“NACCO Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded NACCO Business Combination”):

(A) the individuals and entities who beneficially owned, directly or indirectly, NACCO immediately prior to such NACCO Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such NACCO Business Combination (including, without limitation, an entity that as a result of such transaction owns NACCO or all or substantially all of the assets of NACCO, either directly or through one or more subsidiaries); and

(B) at the time of the execution of the initial agreement, or of the action of the Board of Directors of NACCO, providing for such NACCO Business Combination, at least a majority of the members of the Board of Directors of NACCO were Incumbent Directors.

III. Definitions. The following terms as used herein shall be defined as follow:

1. “Incumbent Directors” means the individuals who, as of December 31, 2015, are Directors of NACCO and any individual becoming a Director subsequent to such date whose election, nomination for election by NACCO’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of NACCO in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board of Directors of NACCO occurs as a result of an actual or threatened election contest (as described in Rule 14a‑12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of NACCO.

2. “Permitted Holders” shall mean, collectively, (i) the parties to the Amended and Restated Stockholders’ Agreement dated September 28, 2012, as amended from time to time, by and among the Participating Stockholders (as defined therein), NACCO and other signatories thereto; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders’ Agreement shall be such definition in effect of the date of the Change in Control, (ii) any direct or indirect subsidiary of NACCO and (iii) any employee benefit plan (or related trust) sponsored or maintained by NACCO or any direct or indirect subsidiary of NACCO.

3. “Related Company” means The North American Coal Corporation and its successors (“NA Coal”), any direct or indirect subsidiary of NA Coal and any entity that directly or indirectly controls NA Coal.

NACCO Industries, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 8, 2016.

Vote by Internet

- Go to **www.investorvote.com/NC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch-tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of Directors:

01 - Scott S. Cowen	02 - John P. Jumper	03 - Dennis W. LaBarre
04 - Richard de J. Osborne	05 - Alfred M. Rankin, Jr.	06 - James A. Ratner
07 - Britton T. Taplin	08 - David F. Taplin	09 - David B. H. Williams

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **Mark here to vote FOR ALL EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08	09
☐	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain
2. Proposal to approve, for purposes of Section 162(m) of the Internal Revenue Code, The North American Coal Corporation Long-Term Incentive Compensation Plan (Effective January 1, 2016).	☐	☐	☐
3. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2016.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

029SMB

2016 Annual Meeting Admission Ticket

2016 Annual Meeting of
NACCO Industries, Inc. Stockholders

May 9, 2016, 2:30 p.m. Local Time
NACCO Industries, Inc.
5875 Landerbrook Dr., Cleveland, OH 44124

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

The 2016 Proxy Statement and 2015 Annual Report are available, free of charge, at http://www.nacco.com by clicking on the "2016 Annual Meeting Materials" link and then clicking on either the "2016 Proxy Statement" link or the "2015 Annual Report" link, as appropriate.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NACCO Industries, Inc.

Notice of 2016 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2016

Richard de J. Osborne and Alfred M. Rankin, Jr., or either of them, each with the full power of substitution, are hereby authorized to represent and vote all shares of Class A Common Stock and Class B Common Stock of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NACCO Industries, Inc. to be held on May 9, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2 – 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

(Items to be voted appear on reverse side.)